                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                       First Virtual Holdings Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
     (Name of person(s) filing proxy statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)    Title of each class of securities to which transaction
            applies:  N/A
     (2)    Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :  N/A
     (4)    Proposed maximum aggregate value of transaction:  N/A
     (5)    Total fee paid:         N/A
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)     Amount Previously Paid:  N/A
    (2)     Form, Schedule, or Registration Statement No.:  N/A
    (3)     Filing Party:  N/A
    (4)     Date Filed: N/A

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 23, 1998

TO THE STOCKHOLDERS OF FIRST VIRTUAL HOLDINGS INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Virtual Holdings Incorporated, a Delaware corporation (the "Company"), will be held on June 23, 1998 at 9:00 a.m., local time, at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Blvd. Del Mar, California 92014, for the following purposes:

     1. To ratify and approve the issuance, pursuant to the Purchase Agreement dated April 30, 1998 by and among the Company and SOFTBANK Technology Ventures IV L.P., a Delaware limited partnership, and SOFTBANK Holdings Inc., a Delaware corporation, of up to 18,658,333 shares of the Company's Common Stock;

     2. To approve an amendment to the Company's Certificate of Incorporation to eliminate the classification of the Company's Board of Directors such that each director will stand for election annually;

     3. To elect two Class II directors and one Class III director to serve for the applicable remaining terms and until their successors are duly elected and qualified;

     4. To ratify and approve the issuance, pursuant to Private Placement Purchase Agreements dated October 14, 1997 by and among the Company and certain investors, of 1,000 shares of the Company's Series A Preferred Stock, and of warrants to purchase shares of the Company's Common Stock and shares of Common Stock issuable upon conversion or exercise thereof;

     5. To amend the Company's 1995 Stock Option Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares to an aggregate of 4,000,000 shares;

     6. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 30, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may revoke your proxy at any time before it has been voted, and if you attend the meeting you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Lewis Silverberg
                                          Secretary

San Diego, California
       , 1998

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                        11975 EL CAMINO REAL, SUITE 300
                          SAN DIEGO, CALIFORNIA 92130
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of First Virtual Holdings Incorporated, a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 23, 1998 at 9:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the San Diego/Del Mar Hilton.

     These proxy solicitation materials will be mailed on or about May   , 1998
to all stockholders entitled to vote at the meeting.

RECORD DATE AND OUTSTANDING SHARES

     Stockholders of record at the close of business on April 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

     On the Record Date, 11,785,492 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. The only persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock as of the Record Date were Paymentech Merchant Services, Inc. ("Paymentech"), First USA Financial, Inc., Lee H. Stein, Tawfiq N. Khoury, Next Century Communications Corp. and their respective affiliates. The only persons known by the Company to be the beneficial owners of more than 5% of the Company's Series A Preferred Stock as of the Record Date were Seth Joseph Antine, the Huberfeld Bodner Family Foundation, Millenco LP and the Murray Huberfeld/David Bodner Partnership. See "Security Ownership of Certain Beneficial Owners and Management" below.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     The cost of this solicitation will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners in accordance with applicable regulations. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, electronic mail or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. However, because directors are elected by a plurality vote, abstentions in the election of directors have no import once a quorum exists. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. This Proxy Statement and form of proxy will first be sent or given to stockholders on or about June 1, 1998, together with the Notice of Annual Meeting of Stockholders and the Company's 1997 Annual Report to Stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders must be received by the Company no later than February 28, 1999 in order to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

FINANCIAL STATEMENTS

     Please see the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1998, both of which are being mailed to stockholders with this Proxy Statement, for the financial statements of the Company for the fiscal year ended December 31, 1997 and for the quarter ended March 31, 1998, and as of such dates, respectively, and certain other information.

                                   PROPOSAL 1

                      RATIFICATION OF SALE OF COMMON STOCK

     At the Annual Meeting, the stockholders are being asked to consider and approve the issuance and sale of an aggregate of up to 10,000,000 shares of the Company's Common Stock, par value $0.001 (the "Shares") pursuant to a Purchase Agreement dated April 30, 1998 (the "Purchase Agreement") by and among the Company, SOFTBANK Technology Ventures IV L.P., a Delaware limited partnership ("SOFTBANK Technology"), and SOFTBANK Holdings Inc., a Delaware corporation ("SOFTBANK Holdings") (collectively, SOFTBANK Technology and SOFTBANK Holdings are referred to herein as "SOFTBANK") and the issuance by the Company of up to an additional 8,658,333 shares of Common Stock pursuant to a Conversion Agreement dated April 30, 1998 (the "Conversion Agreement") between the Company and SOFTBANK. The Purchase Agreement provides for the issuance and sale of 10,000,000 shares of Common Stock to SOFTBANK at the price of $0.60 per share. The Conversion Agreement provides for the issuance to SOFTBANK of up to an additional 2,700,000 shares of Common Stock upon the conversion of certain indebtedness of the Company to be purchased by SOFTBANK from the holders of outstanding promissory notes and the issuance of up to an additional 5,958,333 shares of Common stock upon conversion of shares of Series A Preferred Stock which SOFTBANK has the option to purchase from certain stockholders of the Company, in each case pursuant to agreements between SOFTBANK and existing holders of securities of the Company (the "Related Agreements"). The issuance to SOFTBANK of shares of Common Stock pursuant to the Purchase Agreement and the Conversion Agreement is being conducted as a private offering (the

"Offering") pursuant to Regulation D under the Securities Act of 1933, as amended. The proceeds to the Company shall be used to retire existing corporate debt and for general corporate purposes.

     The closing of the Offering is subject to, among other conditions, the approval by the Company's stockholders of the issuance of Common Stock in the Offering.

     Pursuant to the Related Agreements SOFTBANK agreed to acquire an additional 1,200,000 shares of Common Stock from certain existing holders. As a result of the Offering and related transactions, SOFTBANK will hold or have the right to acquire up to 19,858,333 shares of Common Stock which would constitute approximately 65% of the total number of shares of Common Stock outstanding. SOFTBANK will also have the right to appoint a majority of the members of the Company's Board of Directors.

     The following is a summary of the material provisions of the Purchase Agreement and the Conversion Agreement, copies of which are attached as ANNEX A and ANNEX B to this Proxy Statement, and are incorporated herein by reference, and of certain related agreements, copies of which are available from the Company's Secretary upon request. Statements in this Proxy Statement with respect to the terms of the Purchase Agreement and the Conversion Agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the Purchase Agreement and the Conversion Agreement and such related agreements.

BACKGROUND AND REASONS FOR OFFERING

     During the past fiscal year, the Board of Directors determined that the Company would require additional equity funding to finance the Company's product development, marketing and other operations. The Board determined that additional funding is necessary in light of the fact that the Company has continued to experience significant operating losses and due to the additional resources needed to complete development of the Company's Interactive Messaging Platform and to commercially launch the service. As of March 31, 1998, the Company's cash and cash equivalents were $2.3 million, a substantial portion of which was subject to a lien for the benefit of certain of the Company's creditors. Additional equity funding is also required in order to ensure that the Company continues to meet the requirements for listing its Common Stock on the Nasdaq National Market. The Nasdaq National Market has required that the Company maintain a net equity position of $5 million.

     The Company entered into discussions with several potential investors commencing in January 1998. In addition, the Company retained a placement agent to identify and contact potential investors. Discussions with SOFTBANK were initiated in February 1998. The Board of Directors of the Company convened on several occasions between February 1, 1998 and April 29, 1998 to discuss the Company's financing options. On April 30, 1998, after reviewing and discussing at length the proposed terms of the Offering and of the funding alternatives available to the Company, the Board of Directors determined that it was in the best interests of the Company and its stockholders to enter into the Purchase Agreement and to seek stockholder approval of the Offering.

     In reaching its decision to approve the Purchase Agreement and the Offering, the Board considered a number of factors, including the reports from management and legal and financial advisers on the specific terms of the Purchase Agreement and the Related Agreements, terms of the proposed transaction, and the current and historical market price of the Company's Common Stock. The Board determined that, in addition to providing the Company with the requisite funding, the Offering would have several strategic benefits to the Company. In particular, the Board considered SOFTBANK's background as a key investor in Internet-related ventures and SOFTBANK's ability to leverage its experience, knowledge and resources to help the Company grow its business and achieve the Company's strategic vision for its Interactive Messaging Platform and other technologies and services. The Board also considered the potentially negative factors attendant to the Offering and related transactions, including the possibility of management disruption associated with assumption of majority control of the Company by SOFTBANK and the potential loss of key technical and management personnel, the risks associated with obtaining the necessary approvals and fulfilling the conditions to closing of the Offering, the potential dilution to existing stockholders of the Company, and the risk that the strategic benefits of the Offering may not be realized.

     The foregoing discussion of the information and factors considered by the Board of Directors in connection with its evaluation of the Offering is a summary and is not intended to be exhaustive.

PURCHASE AGREEMENT

     The Purchase Agreement provides for the issuance and sale of 5,000,000 shares of Common Stock to each of SOFTBANK Holdings and SOFTBANK Technology, at a price of $0.60 per share. The aggregate purchase price of $6,000,000 will be paid in part in cash and in part by cancellation of up to $1,500,000 in loans which SOFTBANK Holdings has agreed to provide to the Company under a Loan Agreement dated April 30, 1998. The closing of such issuance is contingent on satisfaction of several conditions, including approval by the Company's stockholders at the Annual Meeting of the issuance of the shares of Common Stock to be sold in the Offering, the election by the stockholders of the Company at the Annual Meeting of three nominees designated by SOFTBANK to the Company's Board of Directors, the consummation of the transactions contemplated by the Related Agreements, waiver of certain severance benefits by an officer of the Company, execution of a Voting Agreement between SOFTBANK and certain stockholders of the Company, and other customary conditions to closing.

     The Company and SOFTBANK have each agreed to indemnify the other party against any losses, damages, liabilities or expenses, including reasonable counsel fees incurred as a result of (i) any misrepresentation or breach of any representation or warranty of the indemnifying party contained in the Purchase Agreement or in any instrument delivered thereunder or (ii) any failure by the indemnifying party to perform any obligation or covenant required to be performed by it under any provision of the Purchase Agreement, provided that the liability of the Company and the aggregate liability of the Purchasers shall not exceed $10 million. In addition, the Company has agreed to reimburse up to $150,000 in expenses incurred by SOFTBANK in connection with the Offering.

     The Company has agreed that, subject to certain limited exceptions, prior to the earlier of the closing of the Offering or the termination of the Purchase Agreement pursuant to its terms, (a) neither the Company nor any of its officers, directors, advisors, agents or any other person or entity acting on behalf of any or all of them shall, directly or indirectly, initiate, solicit, induce, support, encourage (including, without limitation by providing non-public information), agree to, or enter into any alternative proposal, negotiation or transaction for an investment in, sale of any outstanding or newly-issued equity interests in or voting securities of, or sale or transfer of a substantial portion of the assets, stock or business (including by way of merger or consolidation) of, the Company (an "Alternative Transaction") and (b) in the event the Company receives any proposal for an Alternative Transaction, the Company shall promptly notify SOFTBANK of the receipt of such proposal. Under the Purchase Agreement, the Company is required to take all customary actions in accordance with applicable law and its Certificate of Incorporation and By-Laws to seek (i) stockholder approval by the holders of a majority of the outstanding shares of Common Stock at the Annual Meeting of the issuance and sale of the shares of Common Stock to be sold in the Offering; (ii) the election at or immediately following the Annual Meeting of a Board of Directors consisting of a total of five members meeting the requirement that one of such members shall be designated by Lee H. Stein, one of such members shall be designated by Paymentech and the remaining members shall be designated by SOFTBANK, and (iii) stockholder approval of an amendment of the Company's Certificate of Incorporation to eliminate the classification of the Board of Directors so that, following such amendment, the entire Board of Directors shall be elected at each annual meeting of stockholders. Subject to the limited exceptions in the event the Company receives a third party offer meeting certain criteria, the Purchase Agreement further provides that the Board of Directors of the Company shall recommend approval of the Offering by the stockholders of the Company and that the Company shall solicit such approval in accordance with its customary practices.

     The Purchase Agreement may be terminated and the Offering and related transactions may be abandoned at any time prior to the closing of the Offering
(a) by mutual consent of the Company and SOFTBANK, (b) by the Company or SOFTBANK if (i) the Offering is not consummated prior to July 15, 1998, or (ii) the stockholders of the Company fail to approve this proposal at the Annual Meeting, or (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement and such order, decree, ruling or other action has become final and non-appealable, or (iv) the Board of Governors of Nasdaq notifies the Company of a final decision to remove the Company's Common Stock from quotation on the Nasdaq National Market; provided, that the party seeking to terminate the Purchase Agreement pursuant to the foregoing clause (iii) has used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to the foregoing clause (i), that the terminating party has not breached in any material respect its obligations under the Purchase Agreement in any manner that shall have substantially contributed to the failure to consummate the Offering by July 15, 1998, (c) by the Company if there has been a material breach by SOFTBANK of any representation, warranty, covenant or agreement made by it in the Purchase Agreement, (d) by SOFTBANK if (i) the Board of Directors of the Company withdraws or modifies in a manner materially adverse to SOFTBANK its approval or recommendation to the stockholders of the Company of the transactions contemplated by the Purchase Agreement or (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement made by it in this Agreement which breach, subject to certain exceptions, has not been cured within 15 days of delivery of notice thereof to the Company.

RELATED TRANSACTIONS TO THE PURCHASE AGREEMENT

  Purchase and Conversion of Promissory Notes and Series A Preferred Stock

     SOFTBANK has entered into an agreement to purchase from the TNKRGK Family Trust dated December 23, 1976 and from Next Century Communications Corp. (the "Noteholders") certain promissory notes of the Company with an aggregate principal amount of $1.2 million and accrued interest of approximately $400,000 (collectively referred to herein as the "Promissory Notes"). In addition, the Noteholders and certain other holders of Common Stock have agreed to sell 1,200,000 shares of Common Stock of the Company of which they are the beneficial owners to SOFTBANK. SOFTBANK's purchase of the Promissory Notes and such Common Stock is contingent on the simultaneous closing of the Offering. If this proposal is approved by the stockholders of the Company, the principal amounts and all accrued interest of the Promissory Notes will be converted into Common Stock at the conversion price of $0.60 per share immediately following the Closing.

     SOFTBANK has also entered into an agreement with the holders of all 655 outstanding shares of Series A Preferred Stock (the "Series A Holders"), pursuant to which SOFTBANK has acquired options to purchase all or a portion of the outstanding shares of Series A Preferred Stock of the Company (the "Options"). Any shares of Series A Preferred Stock purchased by SOFTBANK will be converted into Common Stock at a conversion price of $0.60 per share (subject to certain adjustments) as soon as reasonably practicable. SOFTBANK's right to exercise the Options is contingent on the Company reducing the exercise price of Warrants to purchase 850,000 shares of Common Stock held by the Series A holders (the "Warrants") from $5.75 to $1.00. Accordingly, the Company has reduced the exercise price of the Warrants as an inducement to SOFTBANK to enter into the Offering. Proposal 3, below, Ratification of Sale of Series A Preferred Stock, describes the Series A Preferred Stock and the sale of such stock and the Warrants to the Series A Holders.

     Pursuant to the Conversion Agreement immediately following the acquisition by SOFTBANK of any of the Promissory Notes, the Promissory Notes will be canceled and immediately converted into the number of shares of Common Stock equal to the quotient of the principal and accrued interest of the Promissory Notes divided by a conversion price of $0.60 per share. The Conversion Agreement further provides that in the event any shares of Series A Preferred Stock of the Company are purchased by SOFTBANK, such shares will be converted into a number of shares of Common Stock equal to SOFTBANK's purchase price per share of Series A Preferred Stock ($5,458) divided by a conversion price of $0.60 per share of Common Stock. Pursuant to the Conversion Agreement, the Company and SOFTBANK have agreed to waive the application of any provision of the Company's Certificate of Designation of Series A Preferred Stock that is contrary to the above-described conversion.

  Principal Stockholders' Voting Agreement

     The Purchase Agreement provides that consummation of the Offering is conditioned on the execution by SOFTBANK and Lee H. Stein, June L. Stein, Paymentech and First USA Financial, Inc. (the "Principal Stockholders") of a voting agreement (the "Voting Agreement") relating to the composition of the Company's Board of Directors, providing that for a period ending the earlier of
(i) the second anniversary of the closing of the Offering or (ii) such time as the Principal Stockholders collectively beneficially own less than 75% of the number of shares of the Company's Common Stock they held as of April 30, 1998, SOFTBANK and the Principal Stockholders shall vote all shares of capital stock of the Company they hold to ensure that the Board of Directors of the Company consists of (i) one member designated by Mr. Stein, (ii) one member designated by Paymentech and (iii) three to five members designated by SOFTBANK. After giving effect to the Offering and the related transactions, SOFTBANK and the Principal Stockholders will beneficially own an aggregate of 23,179,550 shares of Common Stock, representing approximately 76% of shares of Common Stock outstanding. The Voting Agreement further provides that in the event that the composition of the Board of Directors deviates from the foregoing requirement for any reasons, or if any vacancy in the Board occurs, SOFTBANK and the Principal Stockholders will take all necessary actions, including calling a special meeting of stockholders, to ensure that the composition of the Board meets the foregoing requirements.

  Stockholders' Agreement

     In connection with the Offering, SOFTBANK and the following stockholders of the Company (collectively the "Stockholders") and certain of their affiliates have entered into the Stockholders' Agreement dated as of April 30, 1998 (the "Stockholders' Agreement"): Paymentech, First USA Financial, Inc., G.E. Capital, First Data Corporation, Sybase Inc., Marshall Rose, Einar Stefferud, June L. Stein and Lee H. Stein.

     Pursuant to the Stockholders' Agreement, the Stockholders have agreed (i) to vote in favor of the Purchase Agreement, the issuance of Common Stock upon conversion of the Promissory Notes and upon conversion of any shares of Series A Preferred Stock acquired by SOFTBANK; (ii) to vote against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty of the Company under the Purchase Agreement; (iii) unless otherwise agreed to by SOFTBANK, to vote against any extraordinary corporate transaction, such as a merger, consolidation or other business combination or the sale, lease or transfer of all or substantially all of the assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company of its subsidiaries; or any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws, which could reasonably be expected to impede, delay or adversely affect the Purchase Agreement. In addition, each Stockholder has executed an irrevocable proxy appointing SOFTBANK or its designees to vote the shares of Common Stock held by the Stockholders accordingly. The Stockholders' Agreement terminates if the Purchase Agreement terminates. As of the Record Date the Stockholders beneficially owned an aggregate of 4,979,061 shares of Common Stock, representing 42.2% shares of Common Stock outstanding.

  Loan Agreement and Loan Note

     In order to secure funding for the Company's operations pending the closing of the Offering, the Company and SOFTBANK Holdings have entered into a Loan Agreement dated April 30, 1998 (the "Loan Agreement"). Pursuant to the Loan Agreement, SOFTBANK Holdings has agreed to provide loans in an aggregate principal amount of up to $1,500,000 at an interest rate of 8.0% per annum. The Loan Agreement provides for periodic loan disbursements to the Company, each evidenced by a promissory note (the "Loan Notes"). SOFTBANK's obligations under the Loan Agreement are subject to certain conditions, including the Company's provision of periodic statements detailing the Company's proposed application of the proceeds of each loan disbursement. Upon the closing of the Offering, all Loan Notes automatically convert into the number of shares of Common Stock determined by dividing all of the unpaid principal and interest due on the Loan Notes as of the Closing by a conversion price of $0.60 per share of Common Stock. Failure of SOFTBANK Holdings to provide loan disbursements as required by the Loan Agreement shall give the

Company the right to terminate the Purchase Agreement. The Loan Agreement terminates if the Purchase Agreement terminates.

  Agreements with Lee H. Stein

     Pursuant to the Purchase Agreement, the Company agreed to cause to be waived any provisions contained in any employment or severance agreement with Lee H. Stein, the Company's Chairman and Chief Executive Officer, which provide for the payment, accrual or acceleration of any benefit, other than the accelerated vesting of stock options with respect to no more than 67,708 shares of Common Stock plus 255,319 unvested options under the Company's compensation reduction plan. Mr. Stein has informed the Company that, subject to satisfactory documentation of his stock option rights, he will cease to serve as an officer of the Company following the Closing. The Company expects to enter into an agreement with Mr. Stein for provision of consulting services following the closing of the Offering at the monthly fee of no less than $6,500 per month, terminable on no less than two months notice. The consulting agreement may be amended from time to time by mutual consent of the parties.

  Approval of the Purchase Agreement

     At the Annual Meeting, the stockholders of the Company are being asked to consider and approve the issuance and sale by the Company of up to 18,658,333 shares of its Common Stock in the Offering pursuant to the Purchase Agreement and the Conversion Agreement, as required by Nasdaq National Market Rule 4460(i). Should the Company's stockholders fail to approve this proposal at the Annual Meeting, each of SOFTBANK and the Company will have the right to terminate the Purchase Agreement.

  Effect of the Offering Upon Rights of Existing Stockholders

     The Offering and related transactions, if consummated, are expected to result in substantial dilution to existing stockholders. The Purchase Agreement and the Conversion Agreement provide for the issuance of up to 18,658,333 shares of Common Stock of the Company to SOFTBANK at purchase or conversion prices of approximately $0.60 per share. In addition, the Company has reduced to $1.00 the exercise prices of Warrants to purchase up to 850,000 shares of Common Stock held by certain stockholders of the Company. The exercise of such Warrants is expected to result in additional dilution to existing stockholders.

     Upon consummation of the Offering and related transactions, SOFTBANK will hold or have the right to acquire up to 19,858,333 shares of Common Stock which will constitute approximately 65% of the total number of shares of Common Stock outstanding. SOFTBANK will also have the right to appoint a majority of the members of the Company's Board of Directors. As a result, SOFTBANK will be able to control the Company's affairs and business and all matters requiring approval by the Board and the stockholders, including the election of directors and approval of significant corporate transactions. Such concentration of ownership will have the effect of preventing a change in control of the Company and making certain transactions more difficult or impossible absent SOFTBANK's support, including tender offers, open-market purchase programs and other transactions which could give stockholders of the Company an opportunity to realize a premium over the then prevailing market price for shares of Common Stock of the Company. In addition, subsequent sales in the public market of substantial amounts of the shares to be acquired by SOFTBANK through the Offering and the related transactions could adversely affect the market price of the Common Stock.

VOTE REQUIRED

     Approval of this proposal will require a majority of the Votes Cast on the proposal at the Annual Meeting.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ISSUANCE AND SALE OF COMMON STOCK IN THE OFFERING PURSUANT TO THE PURCHASE AGREEMENT AND THE CONVERSION AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 2

         APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
            CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFICATION
                           OF THE BOARD OF DIRECTORS

     The Board of Directors is proposing an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to eliminate the classification of the Company's Board of Directors (the "Board") and thereby ensure that each director will stand for election annually.

     Article XI, Section 1 of the Restated Certificate currently provides that the Board shall be divided into three classes, Class I, Class II and Class III. Members of each Class serve terms of three years ending at the third annual meeting of stockholders of the Company following the election of that Class.

     If this proposal is approved by the stockholders, the Restated Certificate will be amended to eliminate the classification of the Board, such that all directors will stand for election annually. The Board believes that elimination of the classification of the Board is in the best interest of the Company and its stockholders in that it will allow stockholders to review and express their views on the performance of all directors each year. This proposal is being presented pursuant to the Purchase Agreement described in Proposal No. 1 above, and not in response to any stockholder demand.

     If this proposal is not approved by the stockholders, then the Board will continue to be classified, and following the Annual Meeting, the Board will consist of two Class I directors, two Class II directors and one Class III director as provided under Proposal 3, Election of Directors.

     The Board has determined that the declassification of the Board should become effective commencing with the annual meeting of stockholders of the Company in fiscal 1999. Accordingly, if this proposal is approved by the stockholders, the terms of all directors will end at the annual meeting of stockholders of the Company in fiscal 1999, and all directors elected at that annual meeting will have one-year terms.

     If the Amendment is approved by the stockholders, Article XI, Section 1 of the Restated Certificate will be amended as set forth in ANNEX C hereto.

VOTE REQUIRED

     The affirmative vote of two-thirds of the shares of Common Stock of the Company outstanding as of the Record Date will be required to approve the Amendment.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT.

                                   PROPOSAL 3

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEE FOR DIRECTOR

     The Company's Board of Directors currently consists of four persons, divided into three classes serving staggered terms of office. Currently there are two Class I directors, one Class II director and one Class III director. The two Class I directors are Lee H. Stein and Pamela H. Patsley. The current Class II director is Stephen Marcus. The current Class III director is Scott J. Loftesness. Two Class II directors and one Class III director shall be elected at the Annual Meeting. The two current Class I directors have two years left to serve for their terms and are not up for election.

     If the above Proposal 2 to eliminate classification of the Board is approved, then the terms of all directors will end at the annual meeting of stockholders of the Company in fiscal 1999, and all directors elected at that annual meeting will have one-year terms. If the Board remains a classified Board because Proposal 2 does not receive the required approval by the stockholders, then the directors' terms will be as follows: the two Class I directors' terms will expire at the Annual Meeting of Stockholders held in 2000; the Class II directors' terms will expire at the Annual Meeting of Stockholders held in 2001 and the Class III director's term will expire at the Annual Meeting of Stockholders held in 1999.

     Each person named below as a nominee for election has consented to serve if elected. If any nominee unexpectedly becomes unavailable to serve, the proxy holders will vote their proxies for a substitute nominee designated by the Board. It is not expected that the nominees will be unable or will decline to serve as a director, except that each of the nominees may decline to serve as director in the event the Offering described under Proposal No. 1 above is not consummated. All directors hold office until their successors have been elected and qualified, or until their earlier death, resignation or removal from office.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Ronald D. Fisher and Gary E. Rieschel, the Company's nominees as the Class II directors and for the election of Bradley A. Feld, the Company's nominee for the Class III director.

     NOMINEES FOR ELECTION OF CLASS II AND III DIRECTORS

     Ronald D. Fisher, 50, has been the Vice Chairman of SOFTBANK Holdings Inc. since 1995. From 1990 to 1995, Mr. Fisher was the Chief Executive Officer of Phoenix Technologies Ltd, a leading developer and marketer of system software for personal computers. His prior experience includes senior management positions at Interactive Systems Corporation, VisiCorp, TRW and ICL (USA). In addition to being a Board member of SOFTBANK Corporation, Mr. Fisher serves on the boards of Ziff-Davis Inc., Phoenix Technologies Ltd, Microtouch Systems Inc. and Segue Software Inc.

     Gary E. Rieschel, 41, is the Executive Managing Director of SOFTBANK Technology Ventures. Prior to joining SOFTBANK Technology Ventures in January 1996, Mr. Rieschel served as Vice President of Marketing for nCube from September 1994 to December 1995; as Director of Channel Sales for Cisco Systems from July 1993 to October 1994; and as General Manager, Asia for Sequent Computer from January 1989 to July 1993. Mr. Rieschel is a director of Concentric Networks, USWEB Corporation and several privately held companies.

     Bradley A. Feld, 32, is a Managing Director of SOFTBANK Technology Ventures. Prior to joining SOFTBANK Technology Ventures in June 1996, Mr. Feld founded and managed Intensity Ventures from 1995 to 1996 and served as Chief Technology Officer at AmeriData Technologies after that firm acquired Feld Technologies, a company he founded in 1988. Mr. Feld is an Entrepreneur in Residence at the Kauffman Foundation Center for Entrepreneurial Leadership and serves as Director of several privately held companies.

     The remaining directors of the Company, and certain information about them as of the Record Date, are set forth below:

     Lee H. Stein, 44, a founder of the Company, has served as Chairman of the Board of the Company since January 1996 and as a director and Chief Executive Officer of the company since March 1994. Since 1980, Mr. Stein has also been Chairman of Stein & Stein Incorporated, a firm which has provided advisory and management services to a selected clientele of high net worth and entertainment industry individuals, and which is the general partner of The Stein Company, Ltd., an investment partnership. Mr. Stein is a director of Scripps Foundation for Medicine and Science, a former director of the American Cancer Society and former chairman of Jack Murphy Stadium Authority, City of San Diego. Mr. Stein is a member of the bars of the State of California and the Commonwealth of Pennsylvania.

     Pamela H. Patsley, 41, has served as a director of the Company since December 1995. Ms. Patsley has been President, Chief Executive Officer and a director of Paymentech, Inc. since December 1995. She has also served as President and Chief Executive Officer of Paymentech, a wholly-owned subsidiary of Paymentech, Inc., since December 1991, Executive Vice President and Manager since July 1990, and as

Chairman of the Board of First USA Financial Services, Inc., a wholly-owned subsidiary of Paymentech, Inc., since August 1994. Ms. Patsley has also served as Executive Vice President and Secretary of First USA, Inc. since August 1994. Ms. Patsley also served as Executive Vice President and Secretary of First USA, Inc. from July 1989 until June 1997 and as Chief Financial Officer from January 1987 to April 1994. Ms. Patsley is also a Director of Adolf Coors Company and Coors Brewing Company.

BOARD MEETINGS AND COMMITTEES

     During 1997, the Board of Directors held ten meetings. The two standing committees of the Board of Directors are an Audit Committee and a Compensation Committee. There is no nominating committee.

     The Audit Committee held three meetings in 1997. The functions of the Audit Committee include recommending appointment of the Company's independent auditors to the Board of Directors and reviewing (i) the scope of the independent auditors' annual audit and their compensation, (ii) the general policies and procedures of the Company with respect to internal auditing, accounting and financial controls and (iii) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures.

     The Compensation Committee held six meetings in 1997. The Compensation Committee monitors the nature and levels of compensation paid by the Company to its executive personnel.

     During 1997, with the exception of John McKinley and Ms. Patsley who each attended 70% of meetings of the Board of Directors, no director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

DIRECTORS' COMPENSATION; GRANT OF OPTIONS TO DIRECTORS

     Directors of the Company receive reimbursement of expenses for attending meetings of the Board of Directors. Stephen Marcus received a fully-vested option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $2.06 per share in January 1998. Each of Tawfiq N. Khoury, John A. McKinley, Scott J. Loftesness, Robert Epstein, Pamela H. Patsley and Jon M. Rubin received an option to purchase 2,000 shares of Common Stock at an exercise price of $6.375 on June 20, 1997. In January 1998, the Board determined that, in the future, non-employee directors shall receive an option to purchase 20,000 shares of the Company's Common Stock upon becoming non-employee directors (the "Initial Grant") and an option to purchase 10,000 shares of the Company's Common Stock immediately following each of the Company's annual meetings of stockholders (the "Annual Grant"). Initial Grants and Annual Grants will be made under the Company's 1995 Stock Plan and will vest over a four-year period.

     Messrs. McKinley, Loftesness and Epstein have notified the Company that they hold the aforementioned option for the benefit of their respective employers, General Electric Capital Corporation, First Data Corporation and Sybase, Inc.

VOTE REQUIRED

     The nominees for Class II directors and Class III directors receiving the highest number of Votes Cast shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPANY'S NOMINEES FOR DIRECTORS.

                                   PROPOSAL 4

                RATIFICATION OF SALE OF SERIES A PREFERRED STOCK

     At the Annual Meeting, the stockholders are being asked to consider and ratify the issuance and sale of an aggregate of 1,000 shares of its Series A Convertible Preferred Stock (the "Series A Preferred Stock") and warrants to purchase 850,000 shares of Common Stock at an exercise price of $1.00 (the "Warrants"), as well as an indeterminate number of shares issuable upon conversion of, and as dividends on, the Series A Preferred Stock. The Series A Preferred Stock and Warrants, which were sold in October 1997, were issued and sold to the Series A Holders in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended (the "Private Placement"). Gross proceeds to the Company were $5,000,000. As of the Record Date, 655 shares of Series A Preferred Stock remained outstanding, and 345 had been converted.

     Pursuant to Private Placement Purchase Agreements dated October 14, 1997 (attached hereto as ANNEX C), the Company sold the Series A Preferred Stock and the Warrants in units, each consisting of ten shares of Series A Preferred Stock and a Warrant to purchase 8,500 shares of Common Stock. The price per unit was $50,000. In connection with the sale and issuance of Series A Preferred Stock and Warrants, the Company agreed to file a registration statement on Form S-3 to permit the public sale of shares of Common Stock issuable upon conversion of or as dividends on the Series A Preferred, or upon exercise of the Warrants. Subject to certain exceptions, the registration statement must remain effective for two years with respect to Common Stock issued upon conversion of Preferred Stock and three years with respect to Common Stock issued upon exercise of the Warrants. The Company also covenanted to the Series A Holders that, for a period of 200 days after the closing of Private Placement or until the Series A Holders own less than 50% of the Series A Preferred Stock (whichever is sooner), the Company will not without the prior written consent of the Series A Holders raise funds by way of the sale of debt or equity securities pursuant to Regulation D or Regulation S except from (i) existing stockholders, (ii) from an entity whose relationship with the Company creates intangible value, or (iii) to fund a merger or acquisition related activity.

     The holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of junior stock (as such term is defined in the Certificate of Designation) or Common Stock of the Company by reason of their ownership thereof, an amount equal to their full liquidation preference of $5,000 per share of Series A Preferred Stock, plus accrued and unpaid dividends.

     The holders of Series A Preferred Stock are entitled to receive a dividend, payable quarterly on the first day of each calendar quarter commencing January 1, 1998, which accrues from the date of issuance at the annual rate of $350 per share. The dividends are payable at the option of the Company either in cash or in shares of Common Stock which on the date of the dividend payment have a value equal to the dividend, provided that dividends may be paid in Common Stock only if the public sale thereof is permitted under a then effective registration statement.

     The Company's Certificate of Designation of Series A Preferred Stock, attached hereto as ANNEX D (the "Certificate of Designation") provides that each share of Series A Preferred Stock is convertible into the number of shares of the Company's common stock (the "Common Stock") equal to (i) the purchase price per share ($5,000) divided by (ii) the Conversion Price of the Series A Preferred Stock. Subject to certain adjustment provisions, the Conversion Price is equal to the lower of (a) $5.50 or (b) 80% of the average closing bid price for the Company's Common Stock on the Nasdaq National Market ("Nasdaq") during the last ten days prior to the date of conversion (the "Conversion Price").

     Since the Series A Preferred Stock is convertible into Common Stock at a conversion price which is limited to the lesser of $5.50 or 80% of the average closing bid price per share of Common Stock for the prior ten days, conversion of the Series A Preferred Stock will result in at least modest dilution to existing investors, and may result in substantial dilution. Additional dilution may result upon the exercise of the Warrants issued in this financing. Moreover, holders of Series A Preferred Stock enjoy certain rights and preferences which may adversely affect holders of Common Stock, including the right to quarterly dividend payments and the right to a preference payment in the event of a liquidation or dissolution of the Company.

     At the Annual Meeting, the stockholders of the Company are being asked to approve the Private Placement, and the issuance of the Company's Common Stock pursuant thereto, as required by Nasdaq Rule 4460(i) (the "Nasdaq Rule"). Should the Company's stockholders fail to approve the Private Placement and the issuance of shares pursuant thereto at the Annual Meeting, the Warrants shall not be exercisable, and the 655 shares of Series A Preferred Stock which remain outstanding will not be convertible into Common Stock. In such instance, the Company would be obligated, at the demand of any other Series A Holders, to redeem any portion of the Series A Preferred Stock held by such Purchaser at a redemption price equal to $6,000 per share of Series A Preferred Stock plus accrued but unpaid dividends. The redemption price for shares requested to be redeemed is payable within 90 days of the redemption demand, and will accrue interest from the date of the demand at a rate of 11% per annum.

     If the stockholders approve the Private Placement and the issuance of shares pursuant thereto at the Annual Meeting, any shares of Series A Preferred Stock which remain outstanding on September 30, 2001, will automatically convert into shares of the Company's Common Stock at the then applicable Conversion Price, but only if the listing of the Company's Common Stock on Nasdaq has been effective at all times since September 30, 2000, and only if the Common Stock issuable upon conversion of such shares of Series A Preferred Stock can be resold to public pursuant to an effective registration statement or an available exemption from registration.

     Pursuant to the Option Agreement between SOFTBANK and the Series A Holders described above in Proposal 1, Ratification of the Sale of Common Stock, SOFTBANK has acquired the right to purchase up to all outstanding shares of Series A Preferred Stock from the Series A Holders. The Company and SOFTBANK have further agreed that any shares of Series A Preferred Stock acquired by SOFTBANK will have a conversion price of $0.60 and moreover. In addition, the exercise price of the Warrants has been reduced from $5.75 to $1.00 per share as a condition to SOFTBANK's right to purchase the Series A Preferred Stock from the Series A Holders. SOFTBANK's purchase of the Series A Preferred Stock and the Warrants and the subsequent conversion of the Series A Preferred Stock into Common Stock and/or the exercise of the Warrants into Common Stock at the new exercise price will result in significant dilution to existing stockholders.

     The above description of the Private Placement and the rights and preferences of the Series A Preferred Stock is a summary only. Stockholders are encouraged to review the more detailed information set forth in the form of Private Placement Agreement and Certificates of Designation of Series A Preferred Stock which are included as ANNEX D and ANNEX E to this proxy statement, respectively.

VOTE REQUIRED

     Approval of this proposal requires a majority of the Votes Cast on the proposal at the Annual Meeting.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PRIVATE PLACEMENT AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 5

                          AMENDMENT OF 1995 STOCK PLAN

     The Company's 1995 Stock Plan (the "1995 Plan") was adopted in September 1995, with 2,000,000 shares of Common Stock reserved for issuance thereunder. In October 1996, the 1995 Plan was amended to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 for an aggregate of 3,000,000 reserved for issuance under the 1995 Plan. As of April 30, 1998, an aggregate of 239,380 shares were available for future grant under the 1995 Plan. In January 1998, the Board of Directors amended the 1995 Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 1,000,000 shares to an aggregate of 4,000,000 shares. The stockholders are being asked to approve this share increase at the Annual Meeting. The Board believes that increasing the number of shares available under the 1995 Plan is necessary in order to allow the Company to continue to attract, retain and motivate employees.

     The principal features of the 1995 Plan, as proposed to be modified, are described below:

GENERAL

     The 1995 Plan authorizes the Board of Directors (the "Board"), or a committee which the Board may appoint from among its members (the "Option Committee"), to grant options and rights to purchase shares of Common Stock. Options granted under the Stock Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, ("the Code"), or nonstatutory stock options, as determined by the Board or Option Committee. The 1995 Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, nor is it subject to the Employee Retirement Income Security Act of 1974, as amended.

PURPOSE

     The general purpose of the 1995 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business.

STOCK SUBJECT TO THE 1995 PLAN

     Subject to other provisions of the 1995 Plan, the maximum aggregate number of shares of Common Stock which may be optioned and sold under the Stock Plan shall be 4,000,000 shares. The shares reserved under the 1995 Plan may be authorized, but unissued, or reacquired Common Stock.

ADMINISTRATION

     The 1995 Plan may be administered by the Board or Option Committee. Subject to other provisions of the 1995 Plan, the Board or Option Committee has the authority to: (i) select the employees, directors and consultants to whom options are to be granted; (ii) to approve forms of agreement for use under the Plan; (iii) determine whether and to what extent options are granted under the Plan; (iv) determine the number of shares to be made subject to each option; (v) determine whether and to what extent options are to be granted; (vi) prescribe the terms and conditions of each option (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory option and the provisions of the stock option or restricted stock purchase agreement to be entered into between the Company and the grantee); (vii) modify or amend each option subject to applicable legal and plan restrictions; (viii) reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option has declined since the date the Option was granted; (ix) allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld, (x) to provide for the early exercise of unvested Options, subject to such terms and conditions as shall be determined by the Administrator and (ix) construe and interpret the terms of the Plan and awards granted pursuant to the Plan. The Board or Option Committee's decisions, determinations and interpretations are final and binding on all optionees and any other holder of options.

ELIGIBILITY

     The 1995 Plan provides that nonstatutory stock options may be granted to employees, directors and consultants of the Company. Incentive stock options may be granted only to employees.

LIMITATION

     The 1995 Plan provides that no employee shall be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock.

TERMS AND CONDITIONS OF OPTIONS

     Each option is to be evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Board or the Option Committee determines the exercise price of options at the time the options are granted. However, excluding options issued to 10% stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date such option is granted. In the case of nonstatutory stock option, the exercise price shall be determined by the Board or Option Committee. Incentive stock options granted to 10% shareholders must have an exercise price of not less than 110% of the fair market value of the Common Stock on the date such option is granted. Notwithstanding the foregoing, options may be granted with an exercise price of less than 100% of the fair market value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of Common Stock of the Company owned by the optionee for more than six months on the date of surrender, delivery of an exercise notice together with such other documentation as the administrator or broker shall require to effect the exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or by any combination thereof or any other consideration and payment method for the issuance of Common Stock to the extent permitted by applicable laws.

          (c) Term of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. In the case of an incentive stock option, the term must be ten years from the date of grant or such shorter time as may be provided in the notice of grant. In the case of an incentive stock option granted to a 10% stockholder, the term of the option must be no more than five years from the date of grant. No option may be exercised by any person after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1995 Plan will expire as set forth in his or her notice of grant (but not to exceed three months after the termination of his or her employment in the case of an incentive stock option). The optionee may exercise all or part of his or her option at any time before such expiration to the extent such option was exercisable at the time of termination of employment.

          (e) Disability. If an optionee should terminate his or her employment or consulting relationship as a result of total and permanent disability (as defined in the Code), then all options held by such optionee under the 1995 Plan will expire the earlier of (i) the date specified in the option agreement (which may not exceed 12 months from the date of termination of the optionee's employment), or (ii) the expiration date of such option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (f) Death. In the event of death of an optionee, any options which are then vested, or which would have otherwise vested within 12 calendar months from the date of death, may be exercised at any time within 12 months after the date of death (but in no event later than the expiration of such options), by the optionee's estate or by the person who acquired the right to exercise the option by bequest or inheritance.

          (g) Nontransferability of Options. During an optionee's lifetime, his or her option(s) will be exercisable only by the optionee and will not be transferable other than by will or laws of descent and distribution.

          (h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

          (i) Other Provisions. The stock option agreements used in conjunction with the 1995 Plan may contain such other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Board or Option Committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the number and class of shares of stock subject to any option outstanding under the 1995 Plan, and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the Board, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option must be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, optionees will have the right to exercise their options as to all the optioned stock, including shares which would not otherwise be exercisable. If an option is exercisable in lieu of assumption or substitution, the Board or Option Committee will notify the optionee that the option shall be fully exercisable for 15 days from the date of such notice, and the option will terminate upon expiration of such period.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend, alter, suspend or terminate the 1995 Plan or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 1995 Plan to the extent necessary to comply with any applicable law, rule or regulation. No such action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1995 Plan without the written consent of the optionee. In any event, the 1995 Plan shall terminate no later than ten years from its approval by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 1995 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options. An optionee who is granted an incentive stock option will not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a deduction in the same amount as ordinary income recognized by the employee. Upon sale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary of the effect of federal income taxation upon the employee or consultant and the company with respect to awards under the 1995 Plan and does not purport to be complete, and reference should be made to the applicable provisions of the code. In addition, this summary does not discuss alternative minimum tax laws or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

VOTE REQUIRED

     The approval of the amendment to the 1995 Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1995 PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 6

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. If the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors. Ernst & Young LLP has audited the Company's financial statements since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     Approval of this proposal requires a majority of the Votes Cast on the proposal at the Annual Meeting.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1998 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date, (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director,
(iii) the executive officers of the Company named in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors and executive officers as a group:

                                                                SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED(1)
                                                            -------------------------------
                 NAME OF BENEFICIAL OWNER                    NUMBER     PERCENT OF TOTAL(2)
                 ------------------------                   ---------   -------------------
Paymentech Merchant Services, Inc.(3).....................  2,583,951          21.07%
  1601 Elm Street
  Dallas, TX 75201
Lee H. Stein(4)...........................................  2,491,733          19.76%
  11975 El Camino Real, Suite 300
  San Diego, CA 92130-2543
Tawfiq N. Khoury(5).......................................  1,357,000          11.41%
  2505 Congress Street, Suite 200
  San Diego, CA 92110
Next Century Communications Corp.(6)......................  1,382,000          11.50%
  1400 Key Boulevard, First Floor
  Arlington, VA 22209
Marshall T. Rose(7).......................................    256,425           2.17%
Stephen Marcus(8).........................................     63,600              *
John M. Stachowiak(9).....................................    103,750              *
Scott A. Loftesness(10)...................................    227,194           1.93%
Pamela H. Patsley(11).....................................  2,585,951          21.08%
Nathaniel S. Borenstein(12)...............................    287,179           2.39%
Michael D. Schauer(13)....................................    112,500              *
All directors & officers as a group (11 persons)(14)......  6,155,939          45.32%

---------------
  *  Less than 1%.

 (1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

 (2) Based on 11,785,492 shares of Common Stock outstanding as of April 30,
     1998.

 (3) Paymentech Merchant Services, Inc. is a wholly-owned subsidiary of Paymentech, Inc. Pamela H. Patsley, a director of First Virtual, is Chief Executive Officer and a director of Paymentech, Inc. Includes 7,000 shares subject to options exercisable within 60 days of April 30, 1998. Includes 940,734 shares beneficially owned by First USA Financial, Inc., a majority owner of Paymentech, Inc. Includes 475,734 shares subject to warrants exercisable within 60 days of April 30, 1998.

 (4) Includes 827,783 shares subject to options exercisable within 60 days of April 30, 1998 and 577,600 shares held by June L. Stein, Mr. Stein's spouse, for her own account. Also includes 64,800 shares held in trusts for the benefit of Mr. Stein's children and 444,450 shares held by The Stein Company, Ltd., of which Stein & Stein Incorporated is the general partner. Mr. Stein and his spouse are the sole shareholders of Stein & Stein Incorporated.

 (5) Includes 107,000 shares subject to options exercisable within 60 days of April 30, 1998 and 312,500 shares held by the TNKRGK Family Trust dated December 23, 1976, of which Mr. Khoury is a beneficiary. Also includes 937,500 shares held by three separate trusts, each being for the sole benefit of one of Mr. Khoury's three children. Mr. Khoury disclaims beneficial ownership of these shares

 (6) Includes 137,000 shares subject to options exercisable within 60 days of April 30, 1998. Also includes 95,000 shares subject to options exercisable within 60 days of April 30, 1998 and 250,000 shares of Common Stock held by Jon M. Rubin, President of NCCC.

 (7) Includes 4,550 shares subject to options exercisable within 60 days of April 30, 1998.

 (8) Includes 2,000 shares subject to options exercisable within 60 days of April 30, 1998.

 (9) Includes 93,750 shares subject to options exercisable within 60 days of April 30, 1998.

(10) Includes 7,000 shares subject to options exercisable within 60 days of April 30, 1998. Also includes 220,194 shares held by First Data Corporation ("First Data"), as to which Mr. Loftesness disclaims beneficial ownership. Mr. Loftesness is Group Executive of First Data Merchant Systems, a subsidiary of First Data.

(11) Includes 7,000 shares subject to options exercisable within 60 days of April 30, 1998 and 2,000 shares of Common Stock. Also includes (i) 1,636,217 shares held by Paymentech (ii) 940,734 shares beneficially owned by First USA Financial, Inc., a majority owner of Paymentech, Inc., and
     (iii) 475,734 shares subject to warrants exercisable within 60 days of April 30, 1998, as to which Ms. Patsley disclaims beneficial ownership. Ms. Patsley is President and Chief Executive Officer of Paymentech, Inc., of which Paymentech Merchant Services, Inc. is a wholly-owned subsidiary, and may therefore be deemed to share voting and investment power with respect to such shares.

(12) Includes 241,569 shares subject to options exercisable within 60 days of April 30, 1998.

(13) Includes 112,500 shares subject to options exercisable within 60 days of April 30, 1998.

(14) Includes 1,322,944 shares subject to options exercisable within 60 days of April 30, 1998.

     The following table sets forth the beneficial ownership of Series A Preferred Stock of the Company as of the Record Date by each person known by the Company to be the beneficial owner of more than 5% of the Company's Series A Preferred Stock. No nominees for director, Named Executive Officers, or directors held shares of Series A Preferred Stock as of such date.

                                                              SHARES OF PREFERRED STOCK
                                                                BENEFICIALLY OWNED(1)
                                                        -------------------------------------
                         NAME                           NO. OF SHARES    PERCENT OF CLASS(2)
                         ----                           -------------    --------------------
Seth Joseph Antine....................................        60                 9.16%
  2120 Bay Avenue
  Brooklyn, NY 11230
Huberfeld Bodner Family Foundation....................       400                61.07%
  152 West 57th Street
  54th Floor
  New York, NY 10019
Millenco LP...........................................       130                19.85%
  111 Broadway
  New York, NY 10006
Murray Huberfeld/David Bodner Partnership.............        35                 5.34%
  152 West 57th Street
  54th Floor
  New York, NY 10019

---------------
(1) Except as noted below, the persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Based on 655 shares of Series A Preferred Stock outstanding as of April 30, 1998.

                       ADDITIONAL INFORMATION RELATING TO
                     DIRECTORS AND OFFICERS OF THE COMPANY

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company for services rendered during the fiscal year ended December 31, 1997 by the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company ("Named Executive Officers"), based upon salary and bonus earned by such executive officers in fiscal 1997:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                      COMPENSATION
                                                                      -------------
                                                                       SECURITIES
                                            ANNUAL COMPENSATION        UNDERLYING
                                         --------------------------      OPTIONS       ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR    SALARY      BONUS    (# OF SHARES)   COMPENSATION
      ---------------------------        ----   --------    -------   -------------   ------------
Lee H. Stein...........................  1997   $240,000    $    --     $     --        $    --
  Chairman and Chief Executive Officer   1996    240,000(1)      --      725,000             --
                                         1995         --         --           --             --
Michael D. Schauer(2)..................  1997    183,334     45,834           --         28,173(3)
  Former President                       1996    260,626(4)      --      225,000         97,554(5)
Nathaniel Borenstein(6)................  1997    200,000         --       55,000             --
  Former Chief Scientist                 1996    224,000         --      114,500             --
                                         1995    130,000         --       16,700             --
Marshall T. Rose.......................  1997    200,000         --      100,000             --
  Technical Advisor to the Chairman      1996    188,750(7)      --      100,000             --
                                         1995     39,241         --        4,550             --
John M. Stachowiak(8)..................  1997    200,000         --       55,000         63,056(5)
  Former Vice President, Finance and     1996    164,447(9)      --      125,000             --
  Administration and Chief Financial
  Officer

---------------
(1) Mr. Stein first received a salary on January 1, 1996 with fifty percent of his compensation deferred. Mr. Stein's deferred wages were paid out in the first quarter of 1997. The deferred amount accrued interest at an annual rate of 7.0%.

(2) Mr. Schauer's full-time employment with the Company terminated on June 4, 1997.

(3) Consists of severance payment in connection with termination of Mr. Schauer's employment with the Company.

(4) Includes deferred bonuses paid out in the first quarter of 1997.

(5) Consists of reimbursable living expenses.

(6) Dr. Borenstein's full-time employment with the Company terminated on January 16, 1997. Dr. Borenstein currently serves as a consultant to the Company.

(7) Includes $88,750.00 in consulting fees. Dr. Rose served as a consultant to the Company until July 1996 when he joined the Company as an employee.

(8) Mr. Stachowiak's employment with the Company terminated on May 15, 1998.

(9) Includes $117,000.00 in consulting fees and $7,863.78 in reimbursable living expenses. Mr. Stachowiak joined the Company as an employee in October 1996.

                          OPTION GRANTS IN FISCAL 1997

     The following table sets forth information with respect to stock options granted to Named Executive Officers in the fiscal year ended December 31, 1997.

                             NUMBER OF    % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                             SECURITIES     OPTIONS                                 AT ASSUMED ANNUAL RATES
                             UNDERLYING   GRANTED TO     EXERCISE                    OF STOCK APPRECIATION
                              OPTIONS      EMPLOYEES    PRICE PER                     FOR OPTION TERM(5)
                              GRANTED      IN FISCAL      SHARE      EXPIRATION   ---------------------------
           NAME                (#)(1)       YEAR(2)       ($)(3)      DATE(4)          5%            10%
           ----              ----------   -----------   ----------   ----------   ------------   ------------
Lee H. Stein...............        --          --%        $ n/a         n/a       $       n/a    $       n/a
Michael D. Schauer.........        --          --%          n/a         n/a               n/a            n/a
Nathaniel S. Borenstein....    55,000        4.93%         4.88      10/13/2007    168,795.32     427,760.48
John M. Stachowiak.........    45,000        4.03%         3.94      08/15/2007    111,503.02     282,570.54
                               10,000        0.90%         1.00      08/15/2007      6,288.95      15,937.42
Marshall T. Rose...........   100,000        8.96%         4.88      10/13/2007    306,900.58     777,746.32

---------------
(1) Options to purchase shares of Common Stock granted under the 1995 Stock Plan which provide for vesting as to 25% of the underlying Common Stock one year after the date of grant, then ratably over 36 months thereafter.

(2) Options to purchase an aggregate of 1,115,600 shares of Common Stock of the Company were granted to employees during the fiscal year ended December 31, 1997.

(3) Options were granted at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of the Common Stock on the Nasdaq National Market on the date of grant.

(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated, upon the optionee's death or disability or upon an acquisition of the Company.

(5) This column shows the hypothetical gains or option spreads for the option granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten-year term of the option. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the company's estimate or projection of future Common Stock prices.

   AGGREGATE STOCK OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END VALUES

     No options to purchase shares of the Company's Common Stock were exercised by Named Executive Officers during fiscal 1997.

                                              NUMBER OF SECURITIES
                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED OPTIONS
                                           OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                          ----------------------------    ----------------------------
                  NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                  ----                    -----------    -------------    -----------    -------------
Lee H. Stein............................    636,458          88,542       $322,916.00     $177,084.00
Michael D. Schauer......................    112,500               0              0.00            0.00
Nathaniel S. Borenstein.................    242,269         155,906        713,309.92        2,428.08
John M. Stachowiak......................     71,201         108,799          5,834.00       14,166.00
Marshall T. Rose........................      4,550         200,000         13,468.00            0.00

---------------

(1) Based on the difference between the weighted average exercise price of the listed options and the closing price of the Company's Common Stock on December 31, 1997, as reported by the Nasdaq National Market.

BENEFIT PLANS

     1995 Stock Plan. For a description of the material terms of the Company's 1995 Stock Plan, please see Proposal 5, Amendment of 1995 Stock Plan.

     Employee Stock Purchase Plan. The Company's Employee Stock Purchase Plan (the "Purchase Plan") provides for the purchase by eligible employees of shares of the Company's Common Stock. A total of 100,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, is administered by the Compensation Committee of the Board of Directors. Employees (including officers and employee directors) of the Company or any subsidiary of the Company designated by the Board for participation in the Purchase Plan are eligible to participate in the Purchase Plan if they are customarily employed for more than 20 hours per week and more than five months per calendar year. The Purchase Plan will be implemented during concurrent 24 month offering periods each of which will initially be divided into four consecutive six-month purchase periods, subject to change by the Board of Directors. Offering periods generally begin in January and July of each year. The Purchase Plan terminates on the earliest of
(i) the last business day of December 2006; (ii) the date on which all shares available for issuance have been sold or (iii) the date on which all purchase rights are exercised in connection with an acquisition or change in control of the Company. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions. which may not exceed 20% of an employee's compensation during a purchase period. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's Common Stock on the first day of the offering period or the last day of the purchase period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. In addition, participants generally may not purchase stock having a value greater than $25,000 in any calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in January 1996 to review and approve the compensation and benefits for the Company's executive officers, administer the Company's stock option plans and employee stock purchase plan and make recommendations to the Board of Directors regarding such matters. The committee is currently composed of Ms. Patsley and Mr. Loftesness. Ms. Patsley serves as President and Chief Executive Officer of Paymentech a beneficial owner of more than 5% of the Company's capital stock. See "Share Ownership by Principal Stockholders and Management." No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were satisfied.

EMPLOYMENT AGREEMENTS AND CHANGE-IN CONTROL ARRANGEMENTS

     In January 1996, the Company entered into an employment agreement with Lee
H. Stein, the Chief Executive Officer and Chairman of the Company's Board of Directors. The employment agreement provides that Mr. Stein shall receive a salary of $240,000 annually (subject to increases by the Company's Board of Directors). The employment agreement further provides that, upon the termination or upon the occurrence of a Change of Control of the Company (as defined in the employment agreement) and subsequent termination of Mr. Stein's service as Chairman of the Company's Board of Directors (a) Mr. Stein shall receive either $20,000 per month for a period of twelve months following the Triggering Event (as defined in the employment agreement) or a lump-sum payment of $200,000, (b) Mr. Stein shall further receive all deferred salary and interest accrued on such deferred salary (as of the date of this proxy statement, there was no deferred salary owing to Mr. Stein), and (c) all options granted to Mr. Stein pursuant to his employment agreement shall fully vest and become exercisable.

     Pursuant to the Purchase Agreement and the Related Agreements discussed above in Proposal 1, Ratification and Sale of Common Stock, the Company agreed to cause to be waived any provisions contained in any employment or severance agreement with Mr. Stein, which provide for the payment, accrual or acceleration of any benefit, other than the accelerated vesting of stock options with respect to no more than 67,708 shares of Common Stock plus 255,319 unvested options under the Company's compensation reduction plan. Mr. Stein has informed the Company that, subject to satisfactory documentation of his stock option rights, he will cease to serve as an officer of the Company following the closing of the Offering. The Company expects to enter into an agreement with Mr. Stein for provision of consulting services following the closing of the Offering at the monthly fee of no less than $6,500 per month, terminable on no less than two months notice. The consulting agreement may be amended from time to time by mutual consent of the parties.

     In July 1996, the Company entered into a two-year employment agreement with Marshall T. Rose, Technical Advisor to the Chairman with the Company holding an option for one additional year of service on the same terms. The employment agreement provides that Mr. Rose shall receive a salary of $200,000 per annum.

     In April 1997, the Company entered into an employment agreement with Keith Kendrick, President of the Company. The employment agreement, as amended, provides (i) Mr. Kendrick receive an annual salary of $215,000, (ii) a bonus of $83,000 for the 1997 fiscal year, (iii) a signing bonus of $15,000 and certain relocation expenses and (iv) that, if upon a Change of Control (as defined in the agreement) Mr. Kendrick's duties with the Company are significantly changed, he may terminate his employment with the Company. Upon a termination under such circumstances, all options previously granted to Mr. Kendrick shall fully vest and become exercisable. In addition, the employment agreement provides that if the Company's cash or cash equivalents fall below $1,500,000, the Company shall pay Mr. Kendrick $100,000 within ten days of Mr. Kendrick's request for payment under the employment agreement.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not he incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

     The following report is submitted by the Compensation Committee. Each member of the Compensation Committee is a non-employee director. The Compensation Committee is responsible for establishing the direction for the Company's executive compensation strategy. Underlying the Compensation Committee's decisions is the firm belief that the actions of the Company's executive officers directly impact the short-term and long-term performance of the Company, and such officers should be rewarded in a manner consistent with the Company's financial and non-financial results.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to provide competitive levels of compensation that are linked to the performance of the Company, recognize achievement of annual and long-term goals, reward above target performance. and help attract and retain qualified executives. Consistent with this philosophy, the executive compensation program provides annual cash compensation through base salary and in some cases an annual bonus, and a long-term component through stock options. The program supports a performance-oriented environment by providing incentive compensation that changes in a consistent and measurable way with both the financial performance of the Company and management performance in support of strategic objectives.

     The Compensation Committee determines annual salaries, bonuses and long-term incentives for senior executive officers. Salaries are based primarily on experience, responsibility and individual performance. Equity-based compensation is oriented toward the achievement of increasing stockholder value over the long term and is determined pursuant to the 1995 Stock Plan.

BASE SALARY

     The Compensation Committee establishes base salaries each year at a level intended to be competitive with comparable companies. In addition to the competitive market range, many factors are considered in determining actual base salaries, including the duties and responsibilities assumed by the executive, the scope of the executive's position, length of service, individual performance, internal equity considerations and special expertise beneficial to the Company. The Compensation Committee also reviews relevant financial results and the success of the management team in areas of performance that are not easily captured through accounting measures, such as business strategies and introductions of new products and services.

ANNUAL ASSESSMENT OF EXECUTIVE OFFICERS

     The Compensation Committee makes an assessment of performance of each executive officer on an annual basis by considering such factors as the economic environment, performance comparisons against competitors, the quality of earnings, the balance between short- and long-term objectives and the stability of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During fiscal 1997, the Company's Chairman and Chief Executive Officer, Lee
H. Stein, earned $240,000. As a participant in the Company's Cash Compensation Reduction Plan, Mr. Stein on April 29, 1998 elected to reduce his cash compensation by 50%, and in consideration will receive options to purchase Common Stock of the Company. The Compensation Committee's approach to establishing Mr. Stein's compensation is to be competitive with comparable companies and to have a significant portion of his compensation depend on the achievement of financial and non-financial performance criteria. All compensation actions relating to Mr. Stein are subject to the approval of the Board of Directors. Certain compensation actions relating to Mr. Stein in connection with the Softbank transaction are subject to the approval of the Board of Directors and were approved by the Board on April 29, 1998.

CONCLUSION

     The Compensation Committee believes the mix of market-based salaries and the potential for equity-based rewards for long-term performance represents an appropriate balance of total compensation. This balanced executive compensation program provides a competitive and motivational compensation package to the executive officer team required to produce the results the Company strives to achieve in the future. The Compensation Committee further believes that the executive compensation program strikes an appropriate balance between the interest of the stockholders, the needs of the Company in operating its business and the executive team.

                                          COMPENSATION COMMITTEE

                                          Pamela H. Patsley
                                          Scott Loftesness

CERTAIN TRANSACTIONS

  First Data Transaction

     On August 26, 1996, the Company and First Data Corporation ("First Data") entered into a Securities Purchase Agreement, pursuant to which First Data purchased 200,000 shares of the Company's Series D Preferred Stock at a price of $15.00 per share for an aggregate purchase price of $3.0 million. First Data also received a warrant (the "First Data Warrant") to purchase up to an additional 1,500,000 shares of the Common Stock of the Company at an exercise price ranging from $2.23 to $5.00 per share of Common Stock. The right to exercise the First Data Warrant and the exercise price were conditioned upon First Data securing the registration of a certain number of VirtualPINs.

     The Company and First Data agreed to an amendment to the First Data Warrant in March 1997. Pursuant to such amendment, the deadlines for First Data securing registration of VirtualPINs (on which the exercisability of First Data Warrant was contingent) were altered, and the range of exercise prices for the First Data Warrant was reduced to $1.50 to $4.50 per share. The First Data Warrant expired without being exercised on September 29, 1997. In March 1997, the Company and First Data also entered into a VirtualPIN License Agreement, pursuant to which First Data licensed from the Company 350,000 VirtualPINs, which First Data was permitted to relicense to consumers. The Company received $700,000 in license fees from First Data.

  Services Arrangements

     Since September 12, 1994, Paymentech has provided credit card transaction acquisition services to the Company pursuant to a Merchant Credit Card Agreement between the Company and Paymentech dated as of that date. The Company paid Paymentech $151,284 for the year ended December 31, 1997 pursuant to this agreement.

     In addition, pursuant to a Shareholder Rights Agreement dated December 22, 1995 (the "Shareholder Rights Agreement") among the Company and certain of its stockholders, including Paymentech the Company agreed, for a period of four years, not to enter into an agreement with, or otherwise utilize, a payment card transaction acquirer other than Paymentech for provision of payment processing services that Paymentech is willing and capable of providing at a commercially reasonable price (the "Processing Right"). In August 1996, in connection with the amendment and restatement of the Shareholder Rights Agreement, the Company entered into an agreement with Paymentech for the waiver of the Processing Right. In exchange for such waiver, the Company agreed to pay Paymentech facility fees totaling $500,000 and transaction surcharges of no less than $500,000 during the forty month period beginning September 1, 1996, depending upon the number of transactions processed through merchant acquirers other than Paymentech.

     The Company believes that the payments for services provided by Paymentech were no less favorable to the Company than would be charged for similar services by unrelated third parties. Any future transaction between the Company and its executive officers, directors and their affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested members of the Board of Directors.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated:           , 1998

                                                                         ANNEX A

                               PURCHASE AGREEMENT

        This PURCHASE AGREEMENT, dated as of April 30, 1998 (the "Agreement"), is entered into by and among (i) First Virtual Holdings Incorporated, a Delaware corporation (the "Company"), and (ii) SOFTBANK Technology Ventures IV L.P., a Delaware limited partnership, and SOFTBANK Holdings, Inc., a Delaware corporation (each a "Purchaser" and, collectively, the "Purchasers").

        WHEREAS, the Company has an authorized capitalization of 40,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), of which, as of April 28, 1998, 11,779,653 shares of Common Stock are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 655 shares of Preferred Stock are issued and outstanding; and

        WHEREAS, the Company and Purchasers desire that the Purchasers participate in the ownership of the Company through the purchase of an aggregate of 10,000,000 shares of Common Stock (the "Shares") from the Company.

        NOW, THEREFORE, the parties hereto agree as follows:

1.      Purchase and Sale

        (a) Upon the terms and subject to the conditions of this Agreement, each Purchaser, severally and not jointly, will purchase, and the Company will issue and sell to each Purchaser, the number of Shares set forth opposite such Purchaser's name on Exhibit A hereto against payment to the Company of the purchase price of $0.60 per Share. The consummation of such purchase and sale (the "Closing") shall occur at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, CA 90071 at 9:00 A.M. on the first business day following the satisfaction or waiver of the conditions set forth in Sections 5 and 6 hereof, or at such other time and date as the Purchasers and the Company mutually agree (the "Closing Date").

        (b) At the Closing, the Company shall deliver to each Purchaser a stock certificate representing the number of Shares to be purchased by such Purchaser as set forth on

Exhibit A against payment to the Company by wire transfer of the purchase price therefor in immediately available funds.

2.  Representations and Warranties of the Company

          The Company represents and warrants to the Purchasers as follows:

          (a) Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all power necessary to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in California and Texas, and there is no other jurisdiction in which the failure to so qualify would have a material adverse effect on the business, financial condition or results of operations of the Company (a "Material Adverse Effect").

          (b) Execution, Delivery and Performance. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Board of Directors of the Company has unanimously approved this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

          (c) Capitalization. At the date hereof and as of the Closing, the authorized capitalization of the Company consists and will consist of 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 1,000 shares are designated Series A Convertible Preferred Stock. As of April 28, 1998, the Company has 11,779,653 shares of Common Stock issued and outstanding and 15,490,320 shares of Common Stock reserved for issuance upon exercise of outstanding stock options and warrants, and a sufficient number of shares reserved for issuance upon conversion of shares of Series A Convertible Preferred Stock and pursuant to the Company's employee stock purchase plans. Except as set forth on Schedule 2(c) hereto, (i) the Company does not have outstanding any other capital stock, or options or warrants for or securities convertible into or exchangeable for any shares of capital stock, and (ii) no person has any right to subscribe for or to purchase any stock or options for or securities convertible into or exchangeable for any shares of capital stock.

          (d) Shares. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable. The Shares when issued and delivered in accordance with the terms of this Agreement, the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, when issued and delivered in accordance with the Company's Certificate of Incorporation and Certificate of Designation of Series A Preferred Stock and the Conversion Agreement in the form of Exhibit 2(d) hereto, and shares to be issued upon conversion of the promissory notes (the "Promissory Notes") in the aggregate principal amount of $1,200,000 as contemplated by Section 4(g) hereof, when issued and delivered will, in each case, be duly and validly authorized and issued and will be fully paid and non-assessable. The Shares and shares of Common Stock to be issued upon conversion of the Series A Convertible Preferred Stock and the Promissory Notes are herein collectively referred to as the "Underlying Shares."

          (e) SEC Documents. (i) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since December 31, 1996 (collectively, together with the Company's Registration Statement on Form S-1 (File No. 333-14573) in the form in which it became effective, the "Company Reports"). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement and before the Closing (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act of 1993, the Securities Exchange Act of 1934, and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (ii) Each of the balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the financial position of the Company as of its date, and each of the statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or described in the notes thereto, under generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the balance sheet of the Company as of December 31, 1997 or March 31, 1998; (ii) liabilities or obligations arising in the ordinary course of business since December 31, 1997 and (iii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

        (f) Absence of Certain Changes. Except as set forth in Schedule 2(h) hereto, since March 31, 1998, there has not been (i) any material adverse change in the Company's business, financial condition or results of operations or (ii) any material change in the Company's accounting principles, practices or methods.

        (g) Taxes. (i) The Company has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Material Adverse Effect. The Company has paid all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Company Reports reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for. No tax audits of the Company by any federal, state, local or foreign tax authority are currently being conducted or, to the Company's knowledge, pending. No requests for waivers of the time to assess any taxes against the Company or any of its subsidiaries have been granted or are pending.

     (ii) As used in this Section 2(g), "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

     (h) Intellectual Property. The Company owns, licenses or otherwise has the right to use all patents, trademarks, service marks, trade names and other intellectual property necessary to enable it to carry on its business as now conducted without, to the best of its knowledge, any conflict with or infringement of the rights of others.

     (i) No Conflict. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder will not (a) violate or be in conflict with (i) any provision of law, (ii) any order, rule or regulation of any court or other governmental agency or authority binding on the Company or
(iii) any provision of the Certificate of Incorporation or By-Laws of the Company, (b) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, agreement, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or (c) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties or assets.

     (j) Litigation. Except as disclosed in the Company Reports or as set forth in Schedule 2(j), there is no litigation or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or its properties or business which is likely to have a Material Adverse Effect or which seeks to prevent the consummation of the transactions contemplated by this Agreement.

     (k) Employment Agreements. Except as listed in Schedule 2(k) (copies of which have heretofore been provided to the Purchasers), the Company is not a party to any employment agreement with any of its employees.

     (l) Employee Benefit Plans. Except as described in Schedule 2(1) (copies of which have heretofore been provided to the Purchasers), the Company does not maintain an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended. There is no litigation or proceeding pending or, to the best of the Company's knowledge, threatened against any such plan or any administrator or fiduciary thereof.

      (m) Consents, etc. No consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of the Company is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than the approval by the holders of a majority of the Company's outstanding shares of Common Stock of the issuance and sale of the Shares and the issuance of the Underlying Shares as contemplated by Section 4(g) hereof, except as otherwise contemplated by this agreement.

      (n) Finders. There is no investment banker, broker, finder, consultant or similar intermediary that has been retained by, or is authorized to act on behalf of the Company who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

3.    Representations and Warranties of the Purchasers

      Each Purchaser, severally but not jointly, represents and warrants to the Company as follows:

      (a)   Investment Representations.

      (i) Such Purchaser is acquiring the Shares and will acquire any Underlying Shares for its own account for investment and not with a view to distribution.

      (ii) Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933 (the "Securities Act").

      (iii) Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Underlying Shares, and has so evaluated the merits and risks of such investment.

      (iv) Such Purchaser is able to bear the economic risk of an investment in the Shares and the Underlying Shares and, at the present time, is able to afford a complete loss of such investment.

        (v) Such Purchaser understands and acknowledges that (i) the Shares and the Underlying Shares are being offered and sold to it without registration under the Securities Act by reason of reliance upon certain exemptions therefrom and (ii) the availability of such exemptions, depends in part on, the foregoing representations set forth in this Section 3(a).

        (b) Execution, Delivery and Performance. Such Purchaser has the corporate or partnership, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a valid and binding agreement of such Purchaser enforceable against it in accordance with its terms.

        (c) Consents, etc. No consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of such Purchaser is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (d) Finders. There is no investment banker, broker, finder, consultant or similar intermediary that has been retained by, or is authorized to act on behalf of, such Purchaser who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

4.   Covenants

        (a) Issuance of Capital Stock. The Company covenants and agrees that, after the date hereof and prior to the earlier of the Closing Date or the termination of this Agreement pursuant to Section 8 hereof, except as otherwise contemplated by this Agreement,or as described on Schedule 4(a) hereof, the Company shall not issue, sell, pledge or dispose of any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries other than shares of Common Stock issuable pursuant to options outstanding on the date hereof, upon exercise of warrants outstanding on the date hereof or upon conversion of the Series A Convertible Preferred Stock. Notwithstanding the foregoing, the Company may continue to issue stock options to employees and consultants under its 1995 Stock Plan, and stock purchase rights to employees under its Employee Stock Purchase Plan consistent with past practice.

     (b) Alternative Transactions. The Company covenants that, except as permitted by Section 4(a) hereof, (A) prior to the earlier of the Closing date or the termination of this Agreement pursuant to Section 8 hereof, neither the Company nor any of its officers, directors, advisors, agents or any other person or entity acting on behalf of any or all of them (collectively, "Representatives") shall, director or indirectly, initiate, solicit, induce, support, encourage (including, without limitation by providing non-public information), agree to, or enter into any alternative proposal, negotiation or transaction for an investment in, sale of any outstanding or newly-issued equity interests in or voting securities of, or sale or transfer of a substantial portion of the assets, stock or business (include by way of merger or consolidation) of, the Company (an "Alternative Transaction") and (B) in the event the Company receives any proposal for an Alternative Transaction, the Company shall promptly notify the Purchasers of the receipt of such proposal; provided, however, that this Section 4(b) and Section 4(a) shall not restrict the Company's ability to incur bona fide indebtedness that is not convertible into or exchangeable for any equity security of the Company; provided, further, that, notwithstanding this Section 4(b) and Section 4(a), the Company may issue or sell in a transaction pursuant to a bona fide offer from a third party (x) no more than 666,667 shares (the "Maximum Number") of its Common Stock at a price per share of not less than $0.75 (the "Minimum Price") and (y) convertible debt securities or non-voting convertible preferred securities collectively convertible into no more than the Maximum Number less the number of shares sold pursuant to clause (x) hereof at a conversion price per share not less than the Minimum Price, in each case (x) and (y) provided that the Purchasers are previously offered in writing the opportunity to purchase such securities on the same or more favorable terms as those offered by such third party (it being understood that (1) such written offer to the Purchasers shall identify the third party offeror and describe with specificity the terms of the transaction proposed to be consummated with such third party and (2) the Purchasers shall exercise such right of first refusal within 2 business days after receipt of such notice). In the event of a stock split, reverse stock split or stock dividend involving the Company, the Minimum

Price and the Maximum Number shall be appropriately adjusted.

     (c) Meeting of the Company Stockholders. The Company shall take all customary actions in accordance with applicable law and its Certificate of Incorporation and By-Laws to seek (i) stockholder approval by the holders of a majority of the outstanding shares of Common Stock at the annual meeting of stockholders to be held on or before June 30, 1998 (the "Annual Meeting") of the issuance and sale of the Shares and the issuance of the Underlying Shares as contemplated hereby; (ii) the election at or immediately following the Annual Meeting of a Board of Directors consisting of a total of five members (or seven members if requested in writing by the Purchasers prior to the filing with the Securities and Exchange Commission of proxy materials in respect of the Annual Meeting) meeting the requirement (the "Board Composition Requirement") that one of such members shall be designated by Lee H. Stein, one of such members shall be designated by Paymentech Merchant Services, Inc. and the remaining members shall be designated by the Purchasers, acting jointly, and (iii) stockholder approval of an amendment of the Company's Certificate of Incorporation to eliminate the classification of the Board of Directors so that, following such amendment, the entire Board of Directors shall be elected at each annual meeting of stockholders. Subject to the exceptions hereinafter set forth in this Section 4(c), the Board of Directors of the Company shall recommend such approval and the Company shall solicit such approval in accordance with its customary practices. The proxy statement soliciting proxies in connection with such meeting shall not be filed, and no amendment or supplement to the proxy statement will be made by the Company, without prior consultation with the Purchasers and their counsel. Notwithstanding any other provision of this Agreement, prior to the approval of this Agreement by the stockholders of the Company, if a Superior Offer (as hereinafter defined) is made to the Company and is not withdrawn, the Board of Directors of the Company may, in light of the Superior Offer, to the extent it determines in good faith, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby and/or approve or recommend such Superior Offer, in each case at any time after the fourth business day following written notice by the Company to the Purchasers advising the Purchasers that the Board of

Directors has received a Superior Offer and specifying the material terms and structure of the Superior Offer (a "Notice of Superior Offer"). In addition, if the Board of Directors proposes to withdraw or adversely modify its approval or recommendation of the transactions contemplated hereby or to approve or recommend a Superior Offer, the Company shall make effective provision to ensure that there shall be cash available to pay the Termination Fee (as defined in Section 8(f)) within the time period and in the manner provided in
Section 8(f). In such event, the Company may refrain from soliciting proxies from its stockholders with respect to this Agreement and the transactions contemplated thereby, in which event, however, the Company shall, subject to compliance with applicable law, include in the proxy statement mailed by the Company to its stockholders with respect to the meeting at which the Superior Offer is to be considered by stockholders, proxy materials that have been prepared by the Purchasers. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9(e) under the Exchange Act prior to the fourth business day following the Purchaser's receipt of a Notice of Superior Offer provided that the Company does not withdraw or modify its position with respect to the transactions contemplated hereby or approve or recommend an Alternative Transaction.

        A "Superior Offer" means a bona fide written offer made by a third party to acquire, directly or indirectly a number of shares equal to more than 50% of the Common Stock of the Company or the purchase of all or substantially all of the Company's assets on terms that the Company's Board of Directors determines in its reasonable judgment, after consultation with independent financial advisors of national reputation, to be more favorable to the Company's stockholders than this Agreement and the transactions contemplated hereby or any revised offer made by Purchaser following a Notice of Superior Offer.

        (d) Access. Upon reasonable notice, the Company shall afford
Purchasers' officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Closing Date, to its properties, books, contracts and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Purchaser all information concerning its business, properties and personnel as the Purchasers or their representatives may reasonably request. The Purchasers shall not, and each of them shall cause its representatives not to, use any information obtained pursuant to this paragraph for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

     (e) Publicity. The Company and the Purchasers shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any federal or state governmental or regulatory agency or any self-regulatory organization with respect thereto.

     (f) Change of Control Benefits. The Company shall use its reasonable efforts to cause to be waived any provisions contained in any employment or severance agreement with Lee H. Stein which provides for the payment, accrual or acceleration of any benefit (other than the accelerated vesting of stock options with respect to no more than 67,708 shares of Common Stock plus 255,319 unvested options under the Company's Compensation Reduction Plan (of a total of 351,064 options thereunder)) to such person as a result of the consummation of the transactions contemplated hereby; provided however that the Company shall have offered Mr. Stein an agreement for provision of consulting services following the Closing Date, which agreement shall provide for monthly consulting fees of no less than $6,500 per month and shall be terminable on no less than two months notice.

     (g) Related Transactions. The Company and the Purchasers shall cause to be done all things necessary and appropriate so that (i) upon purchase by the Purchasers of all or part of the Promissory Notes described on Schedule 4(g) hereto by the Purchasers from the holders thereof, such principal amount and all accrued interest thereon shall be converted into Common Stock at a conversion price of $0.60 per share immediately prior to the Closing and (ii) upon the purchase by the Purchaser of outstanding shares of Series A Convertible Preferred Stock pursuant to an option or purchase agreement between the Purchasers and the current holders of such shares (the "Options"), such shares of Series A Convertible Preferred Stock shall be converted into Common Stock at a conversion price of $0.60 per share. The purchase of the Promissory Notes and the Options are herein collectively referred to as the "Related Transactions." The conversion prices referred to in this Paragraph (g) shall be subject to customary anti-dilution adjustments in the event of a stock split, reverse stock split, stock dividend, issuance of Common Stock at below the prevailing market price or similar transactions or events.

     (h) Fulfillment of Conditions. Each of the Company and each Purchaser shall use reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled on its part prior to or at the Closing Date.

     (i) Further Assurances. The Company shall use its reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to the Purchasers such further documents and instruments and to take all such further actions as the Purchasers reasonably may request in order to convey and transfer the Shares and provide for the conveyance and transfer of the Underlying Shares to the Purchasers and to consummate the transactions contemplated by this Agreement; provided, however, that nothing herein shall be deemed to create any duty or obligation on the part of the Company to facilitate or otherwise participate in the sale of the Promissory Notes or the issuance or sale of the Options or the Series A Preferred Stock underlying such Options to the Purchasers or on the part of the Purchasers to enter into agreements with the holders of the Promissory Notes or the Series A Convertible Preferred Stock except on terms and conditions satisfactory to the Purchasers in their sole discretion.

5.   Conditions Precedent to Obligations of the Purchasers

     The Purchasers' obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     (a) The Related Transactions shall be consummated before or concurrently with the consummation of the transactions contemplated in this Agreement.

     (b) The Company shall have caused to be waived any provisions contained in any employment or severance agreements with Lee H. Stein which provide for the payment, accrual or acceleration of any benefit (other than the accelerated vesting of stock options with respect to no more than 67,708 shares of Common Stock plus 255,319 unvested options under the Company's Compensation Reduction Plan (of a total of 351,064 options thereunder)) to such person as a result of the consummation of the transactions contemplated hereby; provided however that the Company shall have offered Mr. Stein an agreement for provision of consulting services following the Closing Date, which agreement shall provide for monthly consulting fees of no less than $6,500 per month and shall be terminable on no less than two months notice.

     (c) The Purchasers shall have received indications reasonably satisfactory to them from Nasdaq to the effect that, subject to consummation of the transactions contemplated hereby and the Related Transactions and subsequent compliance by the Company with applicable requirements for continued quotation, the Common Stock will not be removed from quotation on the Nasdaq National Market on account of any potential failure to meet applicable minimum tangible net asset requirements.

     (d) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall use their best efforts to seek to obtain the removal of such injunction, order, decree or ruling.

     (e) All representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time (except where such representations and warranties speak as of an earlier date), and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (f) Stockholders of the Company holding a majority of the outstanding shares of Common Stock shall have approved the issuance and sale of the Shares and the issuance of the Underlying Shares as provided herein and a Board of Directors meeting the Board Composition Requirement shall have been duly established.

     (g) The Company shall have duly executed and delivered the Conversion Agreement substantially in the form of Exhibit 2(d) hereto.

     (h) Lee H. Stein, June L. Stein, Paymentech Merchant Services, Inc. and First USA Financial (the

"Principal Stockholders") shall have executed and delivered a voting agreement reasonably satisfactory to the parties thereto providing for maintenance of the Board Composition Requirement for a period ending on the earlier of (1) the second anniversary of the Closing Date and (2) such time as the Principal Stockholders collectively beneficially own less than 75% of the number of shares of the Company's Common Stock beneficially owned as of the date hereof.

          (i) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement and all instruments and other documents relating to such transactions shall be reasonably satisfactory in form and substance to Sullivan & Cromwell, counsel to the Purchasers, and the Purchasers shall have been furnished with such instruments, documents and opinions as such counsel shall have reasonably requested.

6.    Conditions Precedent to Obligations of the Company

          The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a) No preliminary or permanent injunction or other binding order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall use their best efforts to seek to obtain the removal of such injunction, order, decree or ruling.

          (b) All representations and warranties of the Purchasers contained in this Agreement shall be true in all material respects at and as of the Closing Date as though made at such time, and the Purchasers shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (c) Stockholders of the Company holding a majority of the outstanding shares of Common Stock shall have approved the issuance and sale of the Shares and the issuance of the Underlying Shares as provided herein.

        (d) The Purchasers shall have duly executed and delivered the Conversion Agreement substantially in the form of Exhibit 2(d) hereto.

        (e) The Purchasers shall have executed and delivered a voting agreement reasonably satisfactory to the parties thereto providing for maintenance of the Board Composition Requirement for a period ending on the earlier of (1) the second anniversary of the Closing Date and (2) such time as the Principal Stockholders collectively beneficially own less than 75% of the number of shares of the Company's Common Stock beneficially owned as of the date hereof.

        (f) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement and all instruments and other documents relating to such transactions shall be reasonably satisfactory in form and substance to Wilson Sonsini Goodrich & Rosati, counsel to the Company, and the Company shall have been furnished with such instruments and documents as such counsel shall have reasonably requested.

7.      Indemnification

        Each of the Company and each Purchaser (severally but not jointly) (an "Indemnifying Party") covenants and agrees to indemnify and hold the other (the "Indemnified Party") harmless from and against, and to reimburse each Indemnified Party for, any claim for any losses, damages, liabilities or expenses, including reasonable counsel fees (collectively "Damages") incurred by such Indemnified Party by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by such Indemnifying Party to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

        The indemnification obligation hereunder shall not apply to any claim until the aggregate of all such claims against an Indemnifying Party reaches $200,000, in which event such Indemnifying Party's indemnity obligation shall apply to the total amount. The liability of the Company, on the one hand, and the aggregate liability of the Purchasers, on the other hand, for indemnity hereunder shall not exceed $10.0 million.

8.    Termination

      (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, by mutual consent of the Purchasers and the Company.

      (b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Purchasers, acting jointly, or the Company if (i) the transactions contemplated hereby shall not have been consummated by July 15, 1998, or (ii) the approval of the Company's stockholders of the issuance and sale of the Shares and the issuance of the Underlying Shares as contemplated hereby shall not have been obtained at the Company's 1998 Annual Meeting of Stockholders or a special meeting duly convened therefor or at any adjournment thereof or (iii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable or
(iv) the Board of Governors of Nasdaq shall have notified the Company after the date hereof of a final decision to remove the Common Stock from quotation from the Nasdaq National Market; provided, that the party seeking to terminate this Agreement pursuant to the foregoing clause (iii) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (i) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have substantially contributed to the failure to consummate the transactions contemplated hereby by July 31, 1998.

      (c) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by action of the Board of Directors of the Company, if there has been a material breach by any Purchaser of any representation, warranty, covenant or agreement made by it in this Agreement.

      (d) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the Purchasers, acting jointly, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner materially adverse to the Purchasers its approval or recommendation to stockholders of the transactions contemplated hereby or (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement made by it in this Agreement which breach (if not a breach of Section 4(a) or 4(b) hereof, which shall be deemed uncurable) has not been cured within 15 days of delivery of notice thereof to the Company or (iii) the Board of Directors shall have withdrawn or adversely modified its approval or recommendation to stockholders of the transactions contemplated hereby or shall have approved or recommended to stockholders an Alternative Transaction that constitutes a Superior Offer.

        (e) In the event of a termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to this section 8, all obligations of the parties hereto (other than the obligations of the Company pursuant to Section 8(f) hereof) shall terminate; provided, that in the event of termination of this Agreement pursuant to Sections 8(c) and 8(d), nothing herein shall relieve a party from liability for any willful breach of this Agreement.

        (f) If after the date hereof and during the term of this Agreement Purchaser shall have terminated this Agreement pursuant to Section 8.1(d)(iii) hereof, then the Company shall, on or prior to the earlier of (i) the 30th day after the date of such termination or (ii) two business days after the date the Company enters into an agreement with a third party to consummate an Alternative Transaction, pay to Purchasers a fee of $600,000 (the "Termination Fee") in same-day funds. The Company acknowledges that the agreement contained in this
Section 8(f) are an integral part of the transactions contemplated in this Agreement, and that, without this agreement, Purchasers would not enter into this Agreement.

9.  Miscellaneous

        (a) Fees and Expenses. Upon the closing of the purchase of the Shares shall be consummated and except as otherwise expressly provided in this Agreement, the Company shall pay its own fees and expenses of its counsel, accountants and other experts and all other expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all other matters incident thereto and shall reimburse the Purchasers for their reasonable out-of-pocket expenses

(including reasonable fees and expenses of counsel) in an amount not to exceed $150,000 incurred by the Purchasers in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby upon presentment of bills therefor.

        (b) Survival. All representations, warranties, covenants and agreements made herein shall survive for two years after the Closing Date and shall continue in full force and effect after delivery of and payment for the Shares and after issuance of the Underlying Shares through such date. No claim on account of any breach of any representation, warranty, covenant or agreement made herein, or for indemnification in respect thereof, may be asserted unless written notice of such breach has been given to the party against whom such claim is asserted prior to such second anniversary.

        (c) Modification and Waiver. No amendment or modification of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

        (d) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreement or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

        (e) Severability. In case any provision in this Agreement (including the Exhibits and Schedules hereto) shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        (f) Notices. All notices, consents or other communications shall be in writing, and shall be deemed to have been duly given and delivered when delivered by hand, or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the party for whom intended at its address set forth below:

        If to the Purchasers:

                SOFTBANK Holdings Inc.
                10 Langley Road, Suite 403
                Newton Center, Massachusetts 02169
                Facsimile No.: (617) 928-9301
                Attention:  Ronald Fisher
                            Vice Chairman

        With a copy to:

                Sullivan & Cromwell
                125 Broad Street
                New York, New York 10004
                Telephone:  (212) 558-3504
                Telecopier: (212) 558-3588
                Attention:  Stephen A. Grant, Esq.

        If to the Company:

                First Virtual Holdings Incorporated
                11975 El Camino Real
                Suite 300
                San Diego, California 92130
                Telephone:  (619) 793-2700
                Telecopier: (619) 793-2950
                Attention:  Lee H. Stein
                            Chairman of the Board
                              and Chief Executive Officer

        with a copy to:

                Wilson Sonsini Goodrich & Rosati
                650 Page Mill Road
                Palo Alto, California 94304
                Telephone:  (650) 493-9300
                Telecopier: (650) 493-6811
                Attention:  Jeffrey D. Saper, Esq.
                            John T. Sheridan, Esq.

or such other address as a party shall have designated by notice in writing to the other party given in the manner provided by this Section.

        (g) No Implied Rights. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interest, rights, remedies or other benefits with respect to on in connection with any agreement or provision contained herein or contemplated hereby.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        FIRST VIRTUAL HOLDINGS
                                          INCORPORATED


                                        By: /s/ Lee H. Stein
                                            ------------------------------------
                                            Name:  Lee H. Stein
                                            Title: Chairman of the Board
                                                   and Chief Executive Officer

                                        SOFTBANK TECHNOLOGY
                                          VENTURES IV L.P.

                                        By: Its General Partner

                                            STV IV LLC

                                           By: /s/ Bradley Feld
                                               ---------------------------------
                                               Name:  Bradley Feld
                                               Title: Managing Director

                                        SOFTBANK HOLDINGS INC.

                                        By: /s/ Ronald Fisher
                                            ------------------------------------
                                            Name:  Ronald Fisher
                                            Title: Vice Chairman

                                                                         ANNEX B

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT (this "Agreement") is made effective as of the 30th day of April, 1998 (the "EFFECTIVE DATE"), by and between First Virtual Holdings Incorporated, a Delaware corporation (the "COMPANY") , and SOFTBANK Holdings Inc., a Delaware corporation ("LENDER").

                                    RECITALS

        WHEREAS, on the date hereof, the Company and Lender are entering into a Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company intends to sell and Lender intends to acquire 10 million shares of the Company's Common Stock, par value $.001 per share (the "Share Acquisition").

        WHEREAS, the Company and Lender wish to enter into this Agreement to fund the Company's operations until the closing of the Share Acquisition, which is currently expected to occur on or around June 24, 1998.

        IN WITNESS WHEREOF, the parties agree as follows:

        1. THE LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to loan to the Company, and the Company agrees to borrow from Lender, funds in an aggregated principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the "LOAN"), in installments of not less than Two Hundred Thousand Dollars ($200,000) per advance. Subject to Section 4 hereof, advances shall be made in the amounts specified by the Company (each a "LOAN DISBURSEMENT") within five (5) days following the date of receipt of written notice from the Company (the "NOTICE DATE") as to such Loan Disbursement, provided that the maximum amount advanced by Lender shall not exceed the total amount of the Loan. The first loan disbursement, with a principal amount of $500,000, shall be made on the date hereof. Interest shall accrue on each Loan Disbursement from the date of advance (each a "DISBURSEMENT DATE") by Lender. Lender will transmit each Loan Disbursement to the Company via wire transfer at the following account: Account No.: 001-26-1495, Bank Name:
City National Bank, Beverly Hills, CA; ABA No. 1220-16-066; or pursuant to such other instructions as may have been provided in writing by the Company, and the Company will accept each Loan Disbursement pursuant to the terms of this Agreement.

        2. THE NOTES. Each of the Loan Disbursements will be evidenced by, and repaid with interest in accordance with, an interest-bearing promissory note in the form of Exhibit A (the "NOTES"), duly completed and dated as of the date of such Loan Disbursement and delivered to Lender at or prior to the time of such Loan Disbursement.

        3. INTEREST AND PAYMENTS. Interest shall accrue and be paid to Lender on the outstanding and unpaid principal amount of the Loan at the rate of 8.0% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days consisting of twelve 30 day months. Payments of principal and interest will be made to Lender in the manner specified in the

Note. The principal amount of the Loan may be prepaid in whole or in part at any time and from time to time without premium or penalty.

        4. SPENDING PLAN. The obligation of Lender to make any Loan Disbursement to the Company (other than the first loan disbursement made on the date hereof) will be subject to Lender's receipt, on or before the Notice Date, of a statement prepared by the Company specifying in reasonable detail the Company's proposed application of the proceeds of such Loan Disbursement (the "Spending Plan"), which Spending Plan shall be satisfactory to the Lender. Lender shall not unreasonably withhold its consent to any Spending Plan, provided that such Spending Plan shall in the good faith judgment of the Company's Board of Directors be consistent with maintaining and preserving the Company's operations. The proceeds of any Loan Disbursement shall be used only for the purposes set forth in the Spending Plan delivered with respect to such Loan Disbursement.

        5. FAILURE TO PROVIDE LOAN DISBURSEMENTS. In the event that Lender shall fail to provide Loan Disbursements pursuant to this Agreement upon request by the Company as required by Section 4 hereof, then the Company shall have right to terminate this Agreement and the Purchase Agreement, and all rights obligations of the parties under this Agreement and the Purchase Agreement shall terminate and be without further effect. The parties agree that Section 5 shall supersede any provision of the Purchase Agreement to the contrary.

        6. TERMINATION OF DISBURSEMENT OBLIGATION. Lender shall not be required to make any further Loan Disbursements under this Agreement in the event that and following such time as the Purchase Agreement is terminated in accordance with Section 8 thereof.

        7. EVENTS OF DEFAULT. The occurrence of any of the following events will be an "Event of Default" hereunder:

               (a) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in substantial part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

               (b) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

               (c) Cross Default. The Company fails to pay or discharge any obligation in excess of $200,000 when due, whether by scheduled maturity, required prepayment, acceleration, or otherwise) (other than any debts to Tawfiq
N. Khoury, Jon M. Rubin, Next Century Communications Corp. or their respective affiliates).

               (d) Judgment. Rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its subsidiaries in an aggregate amount in excess of $500,000 which remains unstayed, in effect and unpaid for a period of 60 consecutive days thereafter.

               (e) Conversion Default. With respect to outstanding obligations under any Note, any breach by the Company with respect to its obligations to issue shares of Common Stock upon conversion of such Note pursuant to Section 3 thereof.

        8. RIGHTS OF THE LENDER UPON DEFAULT. Upon the occurrence or existence of an Event of Default specified in Section 7(a) or (b), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of an Event of Default as specified in Sections 7(c), (d) or (e), the Lender may declare all outstanding obligations under all outstanding Notes immediately due and payable by written notice to the Company and upon any such declaration such obligations shall become immediately due and payable.

        9. SUCCESSORS AND ASSIGNS. The Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

        10. WAIVER AND AMENDMENT. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Lender.

        11. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Holder without the prior written consent of the other party except (i) in the case of the Company, in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires, by purchase of assets, merger or otherwise, all or substantially all of the Company's property and assets, and (ii) in the case of Lender, in connection with any transfer to a subsidiary or parent company of the Lender or partnership of which the Lender is the sole general partner, provided in any such case that the transferee provides such investment representations as the Company may reasonably request to ensure securities law compliance.

        12. ADDRESSES FOR NOTICES, ETC. Any notices and other communications required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express or registered or certified mail, postage prepaid, addressed as follows:

If to Lender, to:            SOFTBANK Holdings Inc.
                             10 Langley Road, Suite 403
                             Newton Center, Massachusetts  02169

                             Telecopier:  (617) 928-9301
                             Attention:  Ronald Fisher
                                          Vice Chairman

        with a copy to:      Sullivan & Cromwell
                             125 Broad Street
                             New York, New York  10004
                             Telephone:  (212) 558-3504
                             Telecopier:  (212) 558-3588
                             Attention: Stephen A. Grant, Esq.

If to the Company, to:       First Virtual Holdings Incorporated
                             11975 El Camino Real
                             Suite 300
                             San Diego, California  92130
                             Telephone: (619) 793-2700
                             Telecopier: (619) 793-2950
                             Attention: Lee H. Stein
                                         Chairman of the Board
                                         and Chief Executive Officer

        with a copy to:      Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, California  94304-1050
                             Telephone:  (650) 493-9300
                             Telecopier:  (650) 493-6811
                             Attention:  Jeffrey D. Saper, Esq.
                                         John T. Sheridan, Esq.

        Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two business days after being sent, if sent by Federal Express or other commercial overnight delivery service, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

        13. SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

        14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        FIRST VIRTUAL HOLDINGS INCORPORATED,
                                        a Delaware corporation


                                        By:  /s/ LEE H. STEIN
                                            ------------------------------------


                                        Title: Chairman & CEO
                                              ----------------------------------


                                        SOFTBANK HOLDINGS INC.,
                                        a Delaware corporation


                                        By:  /s/ RONALD FISHER
                                            ------------------------------------

                                        Title: Vice Chairman
                                              ----------------------------------

                                    ANNEX C

   ARTICLE XI, SECTION 1 OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
                                 INCORPORATION,
                           AS PROPOSED TO BE AMENDED

     "SECTION 1. Through and until immediately prior to the annual meeting of stockholders to be held in fiscal year 1999, the directors shall be divided into three classes, designated Class I, Class II and Class III, and each director shall serve for a term running until the second annual meeting of stockholders succeeding his or her election and until his or her successor shall have been duly elected and qualified; provided, however, that the terms of all directors shall expire at the annual meeting of stockholders to be held in fiscal year 1999. Commencing at the annual meeting of stockholders to be held in fiscal year 1999, each director shall be elected to serve until the annual meeting of stockholders held in the following fiscal year and until his or her successor shall have been duly elected and qualified."

                                                                         ANNEX D

                      Private Placement Purchase Agreement


                                                          October 22, 1997

First Virtual Holdings Incorporated
11975 El Camino Real
San Diego, CA 92130

Gentlemen:

1. The undersigned ("Subscriber") has reviewed the filings which you (the "Company") have made with the Securities Exchange Commission during the past 12 months. The Company represents and warrants to the Subscriber that all such filings were made timely, are correct and accurate in all material respects and in all material respects state all facts necessary to make such filings not misleading. Subscriber has had the opportunity to discuss the Company's affairs with the Company's officers.

2. At a closing (the "Closing") to occur at the offices of the Company simultaneously herewith, the Subscriber will for $50,000 per Unit (as defined below) purchase from the Company, and the Company will sell, the number of Units set forth below opposite Subscriber's name below. Each Unit consists of 10 shares of Series A Convertible Preferred Stock (the "Preferred") having a liquidation value of $5,000 per share (the "Preferred") and warrants (the "Warrants") to purchase 8,500 shares of common stock of the Company, par value $0.001 per share ("Common Stock"). Such purchase by Subscriber is part of an offering in which an aggregate of 100 Units will be sold simultaneously with such sale to Subscriber. The purchasers of the 100 Units are referred to herein collectively as the "Purchasers." The purchase price will be paid in full and in cash at the Closing. The date of the Closing is referred to herein as the "Completion Date."

3. The Certificate of Determination for the Preferred is in the form of Exhibit A. The Warrants are in the form of Exhibit B.

4.      Registration.

        (a) The Company represents that it has no knowledge of any facts or circumstances which at any time from and after December 15, 1997 would make it ineligible to file registration statements on Form S-3 for sales of securities by shareholders of the Company. The Company will on or before December 19, 1997 file a registration statement on Form S-3 (or on a similar form if S-3 is not available) (the "Registration Statement") for the non-underwritten public sale by the holders of the shares of Common Stock which have theretofore been issued or which may thereafter be issued on conversion of the Preferred or upon exercise of the Warrants.

        (b) The Company shall use its best efforts to cause the Registration Statement to become effective not later than 60 days after the date of filing, and, subject to Section 4(h), to remain effective for two years with respect to Common Stock issued upon conversion of Preferred Stock and three years with respect to Common Stock issued upon exercise of Warrants; provided, however, that the Subscriber shall provide all such information and materials relating to the Subscriber, and take all such action as may be required in order to permit the Company to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Section. The registration shall be accompanied by blue sky clearances in such states as the holders may reasonably request.

        (c) The Company shall pay all expenses of the registration hereunder, other than the holders' brokerage fees, discounts or commissions, and transfer taxes, if any.

        (d) Registration rights may be assigned to assignees of the Preferred, the Warrants or the underlying stock, but only with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section are for the benefit of the Subscriber and Subscriber's personal representatives and permitted assigns.

        (e) In connection with such registration, the Company and the Subscriber will sign indemnification agreements which are conventional in transactions of this kind.

        (f) Should Subscriber from time to time or times give to the Company notice that it has assigned all or any part of the Preferred or the Warrants or any shares of Common Stock issuable on conversion or exercise in transactions permitted hereunder, the Company shall, at no cost to Subscriber, within five business days file a supplement to the registration statement to reflect the name(s) of the transferee(s) as (a) selling shareholder(s).

        (g) Notwithstanding Section 4(b), the Company shall be entitled to postpone the declaration of effectiveness of any Registration Statement prepared and filed pursuant to this Section 4 for a reasonable period of time, but not in excess of 60 calendar days after the applicable deadline, if the Board of Directors of the Company determines that there exists material non-public information about the Company which is not disclosed, and is required to be disclosed, in the prospectus included in the Registration Statement, and which information was not theretofore known to the Company.

        (h) Subscriber agrees that, upon receipt of any notice from the Company of the happening of a Material Event, Subscriber will forthwith discontinue disposition of the Common Stock pursuant to any Registration Statement described in Section 4(b) for not more than 45 days, before the end of which period, the Company agrees to deliver to Subscriber copies of supplemented or amended prospectuses prepared by the Company. "Material Event" means the happening of any event during the period that the Registration Statement described in Section 4(b) hereof is required to be effective as a result of which such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (i) Subscriber agrees that for a period of 12 months from the Closing it shall not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (each, a "Sale") that Subscriber does not own as of such date, provided, however, that no such restriction shall apply to any Common Stock to be issued to Subscriber upon the conversion of any Preferred which is converted within 10 business days after such Sale or upon the exercise of any Warrants which are exercised within 10 business days after such Sale.

5. The Company covenants to call a meeting of stockholders on or before April 30, 1998 and to hold such meeting not later than June 30, 1998 (the "Annual Meeting") and to propose to the stockholders at such meeting that the stockholders approve the issuance of shares on conversion of the Preferred and on exercise of the Warrants. Lee H. Stein has agreed to vote in favor of such approval, and the Board of Directors of the Company will recommend that the stockholders of the Company vote in favor of such approval. Until such approval is obtained, the Warrants shall not be exercisable, and the maximum number of shares which will be issued on conversion of the Preferred by all Purchasers is 1,760,000, issuable on a first converted-first exercised basis. Should such approval not be obtained on or before June 30, 1998, then until such approval is obtained, the Company shall on demand by Subscriber made at any time or times redeem any portion of the Preferred Stock which is not convertible under the preceding sentence and which is designated by Subscriber for redemption (the "Redeemed Portion") at a redemption price equal to $6,000 per share proposed to be converted plus accrued but unpaid dividends. The redemption price for each redemption demand shall be payable within 90 business days after such demand is made, and shall accrue interest from the date of the demand by Subscriber at 11% per annum or, if less, the maximum statutory interest rate in California. Interest shall be payable on demand by Subscriber after such 90th day.

6.      Certain General Representations.

        (a) Subscriber represents and warrants that it is purchasing the Units solely for investment solely for its own account and not with a view to or for the resale or distribution or of Units, or of the Preferred or any shares (the "Shares") of Common Stock issuable upon conversion or exercise thereof .

        (b) Subscriber understands that it may sell or otherwise transfer the Units, the Preferred, the Warrants or the Shares only if such transaction is duly registered under the Securities Act of 1933, as amended, under the Registration Statement or otherwise, or if Subscriber shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act of 1933, as amended (the "Securities Act") , and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Units are not a liquid investment.

        (c) Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities
               Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

        (d) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended, and shall be such on the date any shares are issued to the holder; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

        (e) Subscriber represents that Subscriber's investment decision to purchase the Units was based exclusively on the Company's SEC filings.

        (f) The Subscriber acknowledges that it has been informed of, and has considered in evaluating its investment in the Units, the following factors (without limitation): (i) the Company's business and prospects are highly dependent on the acceptance of the Company's Internet Payment System and other Internet-related products and services, and on widespread adoption of the Internet as a medium for commercial transactions; (ii) the Company is currently in the process of shifting the focus of its business away from the Company's Internet Payment System and towards the Company's Interactive Messaging Platform, and there can be no assurance as to the technical viability or market acceptance of the Interactive Messaging Platform, (iii) the market for Internet-based transaction systems has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of entrants and rapid technological change;
               (iv) the future viability of the Internet as a medium for commercial transactions is highly speculative; the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbone or timely development of complementary products, such as high speed modems; (v) if the necessary infrastructure or complementary products are not developed, if the Internet does not become a viable commercial marketplace, or if the Company's Internet Payment System and Interactive Messaging Platform are not widely adopted by merchants and consumers, the Company's business, operating results and financial condition will be materially adversely affected; and (vi) the Company is currently actively exploring various strategic options which may include without limitation the acquisition of the Company or its assets by a third party, or an acquisition by the Company of other businesses or technologies, and the Company has engaged an investment bank to advise it in connection with such strategic options.

7.      Fees and Expenses.

        (a) The Company will upon Closing pay to Mueller Trading Company a fee for all Purchasers which aggregates $50,000.

        (b) The Company will at Closing pay a total of $15,000 to Oscar D. Folger for his services as counsel to certain Purchasers in connection herewith.

        (c) Except as aforesaid, each party shall bear its own expenses in connection with this transaction.

8.      Funding Limitations; Certain Company Representations and Covenants.

        (a) During the 200-day period after the Completion Date, but only so long as the Purchasers in the aggregate continue to own not less than 50% of the Preferred, the Company will not without the prior written consent of Subscriber raise funds by way of the sale of debt or equity securities pursuant to Regulation D or Regulation S under the Securities Act except:

               (i)   from existing shareholders of the Company;

               (ii) from an entity whose relationship with the Company creates intangible value for the Company; or

               (iii) to fund merger and or acquisition related activity.

        (b) Notwithstanding anything to the contrary contained in Section 8(a), the Company may, upon 10 days' prior written notice to Subscriber, raise additional funds within the period specified in
               Section 8(a) to the extent the Board of Directors determines, in good faith, that such action is necessary in order to allow the Company to meet its obligations as they become due. The notice to Subscriber aforesaid shall set forth in detail the nature of the proposed financing and detailed factors and all other relevant information which support the Board's determination as aforesaid.

        (c) The Company represents that neither the issuance of the Preferred or Warrants, nor the conversion or exercise thereof, will trigger any rights under any outstanding securities of the Company.

        (d) For so long as Subscriber owns any shares of Preferred, the Company will promptly forward to Subscriber copies of all press releases by the Company and all filings made by the Company with the Securities and Exchange Commission.

9. The Preferred shall be transferable by the Investor only with the prior written consent of the Company, which shall not be unreasonably withheld or delayed. It shall be a condition precedent to any transfer that the transferee enter into an agreement containing representations and covenants of the transferee substantially similar to those contained in this Agreement.

10. This Agreement may not be changed or terminated except by written agreement of the Company and a majority-in-interest of the Purchasers. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement may be signed in counterparts. This Agreement shall be governed by the internal laws of the State of California. The California courts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested.


Subscriber:                                 FIRST VIRTUAL HOLDINGS INCORPORATED



_________________________                   By:_____________________________





Number of Units: _____________

                                                                         ANNEX E

                     CERTIFICATE OF DESIGNATION OF SERIES A
                                 PREFERRED STOCK

                                       of

                       FIRST VIRTUAL HOLDINGS INCORPORATED

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

        We, the undersigned duly authorized officers of First Virtual Holdings Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, do hereby certify:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company on October 13, 1997, adopted the following resolution creating a series of 1,000 shares of Series A Preferred Stock, par value $0.001 per share:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation, a series of Series A Preferred Stock of the Company be and it hereby is created, that the shares of such series shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), that the number of shares constituting such series shall be 1,000 and that the designation and amount thereof and the preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


1. For purposes of this Certificate of Determination and the Certificate of Incorporation, (i) any series of Preferred Stock of the Company entitled to dividends and liquidation preference on a parity with the Series A Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any series of Preferred Stock ranking senior to the Series A Preferred Stock and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Senior Stock," and (iii) the Common Stock and any series of Preferred Stock ranking junior to the Series A Preferred Stock and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock." As of the date of this Certificate of Determination there is not outstanding any Parity Preferred Stock or Senior Stock.

2. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of Series A Preferred Stock and Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Stock or common stock of the Company (the "Common Stock") by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of shares of Series A Preferred Stock shall be $5,000 per share, plus accrued and unpaid dividends (the "Redemption Value"). If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series A

Preferred Stock and Parity Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Series A Preferred Stock and Parity Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.


3. The holders of the Series A Preferred Stock shall be entitled to receive a dividend, payable quarterly on the first day of each calendar quarter commencing January 1, 1998, which accrues from the date of issuance at the annual rate of $350 per share. The dividends shall be payable at the option of the Company either in cash or in shares of Common Stock which on the date of the dividend payment have a value equal to the dividend, provided that dividends may be paid in Common Stock only if the public sale thereof is permitted under a then effective registration statement. The value of each share of Common Stock for the purposes of any dividend payment shall be equal to the average of the last reported sales prices therefor on the NASDAQ National Market on the last five trading days prior to the date of the payment.


4.      Conversion


        (a) The holder shall have the right at any time in its sole discretion, to convert the Series A Preferred Stock, in whole or in part, into a number of shares (the "Conversion Shares") of Common Stock equal to $5,000 per share converted divided by the Conversion Price. The "Conversion Price" means the lesser of (1) $5.50 (the "Cap") or (2) 80% (the "Percentage") of the average of the closing bid price of a share of Common Stock of the Company during the ten trading days prior to such conversion.

        (b) In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice (by fax, overnight courier service or personal delivery) of such election and shall surrender the stock certificates representing the Series A Preferred Stock to be converted to the Company for cancellation. Conversion shall be effective upon the giving of such notice.

        (c) All shares of Series A Preferred Stock outstanding as of September 30, 2001 shall automatically convert into Common Stock on that date at the Conversion Price then in effect, but only if the Company's listing on the NASDAQ National Market has been in effect at all times from and after September 30, 2000, and only if the Common Stock issuable upon conversion of the Series A Preferred Stock may then be resold publicly pursuant to an effective registration statement under the Securities Act of 1933 or under Rule 144 thereunder and only to the extent such conversion would not violate Section 5 of the Private Placement Purchase Agreement between the Company and certain investors of even date herewith (the "Private Placement Purchase Agreement").

        (d) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock as herein provided, twice the number of shares of Common Stock as shall from time to time be issuable upon the conversion of the Series A Preferred Stock.

        (e) The Percentage and the Cap shall each be reduced by two percentage points for each full 30-day period after the 135th day after the date hereof in which the Registration Statement (as defined in a Private Placement Purchase Agreement) has not been declared effective, except to the extent that the effectiveness of the Registration Statement has been delayed pursuant to
               Section 4(g) of the Private Placement Purchase Agreement, provided that neither the Cap nor the Percentage shall ever be less than 50% of its initial value. The preceding sentence shall not limit any other rights or remedies of the holders of Series A Preferred Stock as a result of the breach by the Company of any provisions herein relating to the Registration Statement or otherwise.

        (f) The Cap shall be equitably adjusted in case the Company shall issue Common Stock as a dividend upon Common Stock, shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

        (g)    Mergers, Consolidation or Sale

               If any consolidation or merger of the Company into another corporation whose aggregate capitalization is at least $250,000,000, or the sale or conveyance of all or substantially all of its assets to any corporation with such capitalization, or any consolidation or merger or sale of assets for exclusively cash consideration, shall be effected, then, as conditions precedent to such transaction, (1) the holders of the Series A Preferred Stock shall receive not less than 10 days' prior written notice of such transaction, and (2) upon the consummation of such transaction (in lieu of the shares of Common Stock immediately theretofore receivable with respect to such Series A Preferred Stock, upon the exercise of conversion rights) the holders of the Series A Preferred Stock shall be issued such publicly traded shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock receivable in such consolidation, merger or sale with respect to such Series A Preferred Stock had the Series A Preferred Stock been converted immediately prior to the consummation thereof. If any other consolidation, merger or sale of all or substantially all the Company's assets shall be effected, or if any capital reorganization or reclassification of the Common Stock shall be effected, then, as a condition precedent of such transaction, appropriate provision shall be made to the end that conversion rights hereunder (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to the kind of stock, securities or assets which are deliverable in respect of Common Stock upon the consummation of such transaction.

        (h) Shares of Series A Preferred Stock shall be convertible at any time only to the extent that holder thereof would not as a result of such conversion beneficially own more that 4.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The opinion of counsel to such holder shall prevail in the event of any dispute on the calculation of the holder's beneficial ownership.

        (i) Should a holder of Series A Preferred Stock propose to convert any Series A Preferred Stock at a Conversion Price which is less than $4.00, the Company shall have the option to redeem all (but not any part) of the shares proposed to be converted at a redemption price of $6,000 per share, plus any accrued but unpaid dividends. The option shall be exercisable by written notice from the Company to such holder which is given within four business days of delivery of notice of conversion by such holder and which is accompanied by payment of the redemption price in full.


5. Certain Payments. In the event the Company fails within five business days after conversion to deliver to a holder of Series A Preferred Stock certificates for shares of Common Stock issued upon conversion of any shares of Series A Preferred Stock, or if the Company fails timely to make any required redemption payment in respect of any shares of Series A Preferred Stock, then, without limiting such holder's other rights and remedies (including, without limitation, rights and remedies available to such holder upon an event of default), the Company shall forthwith pay to such holder an amount accruing at the rate of $250 per day for each share of Series A Preferred Stock until such certificates for shares of Common Stock are delivered. In no event shall the aggregate amount for any day of all such payments for all Series A Preferred Stock then outstanding exceed $7,500.


6. Without the consent of a majority-in-interest of the holders of the Series A Preferred Stock, the Company shall not create any class of equity security which is senior to or in parity with the Series A Preferred Stock in liquidation rights, other than in connection with the sale of shares to existing stockholders of the Company; or to an entity whose relationship with the Company creates intangible value for the Company; or to fund merger and/or acquisition related activity.


7. All share, redemption and similar amounts referred to herein are subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and similar events.


        IN WITNESS WHEREOF, First Virtual Holdings Incorporated has caused this Certificate of Designation to be executed by Lee H. Stein, its Chief Executive Officer attested by Philip Bane, its Secretary, this 15th day of October, 1997.



                                    FIRST VIRTUAL HOLDINGS INCORPORATED

                                    /s/ LEE H. STEIN

                                    Lee H. Stein, Chief Executive Officer

ATTEST


/s/ PHILIP BANE

Philip Bane, Secretary

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      FIRST VIRTUAL HOLDINGS INCORPORATED
                      1998 SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 23, 1998


     The undersigned stockholder of First Virtual Holdings Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated ______, and hereby appoints Lee Stein, Keith Kendrick and John Stachowiak, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of First Virtual Holdings Incorporated to be held on June 23, 1998 at 9:00 a.m. local time, at the San Diego/Del Mar Hilton, 15575 Jimmy Durante Blvd., Del Mar, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. To ratify and approve the issuance, pursuant to the Purchase Agreement dated April 30, 1998 by and among the Company and Softbank Technology Ventures IV L.P., a Delaware limited partnership, and Softbank Holdings Inc., a Delaware corporation, of up to 18,658,333 shares of the Company's Common Stock.

                                       FOR     AGAINST     ABSTAIN
                                       [ ]       [ ]         [ ]

2. To approve an amendment to the Company's Certificate of Incorporation to eliminate the classification of the Company's Board of Directors such that each director will stand for election annually.

                                       FOR     AGAINST     ABSTAIN
                                       [ ]       [ ]         [ ]

3. To elect two Class II directors and one Class III director to serve for the applicable remaining terms and until their successors are duly elected and qualified.

     [ ] FOR the election of Ronald D. Fisher, Gary E. Rieschel and Bradley A. Feld.

     [ ]  WITHHOLD authority to vote for the election of:
          (Instructions: strike that nominee's name below)

                                Ronald D. Fisher
                                Gary E. Rieschel
                                Bradley A. Feld

4. To ratify and approve the issuance, pursuant to Private Placement Purchase Agreements dated October 22, 1997 by and among the Company and certain investors and the issuance, of 1,000 shares of the Company's Series A Preferred Stock, Warrants to purchase 850,000 shares of the Company's Common Stock and the shares of Common Stock issuable upon conversion or exercise thereof.

                                       FOR     AGAINST     ABSTAIN
                                       [ ]       [ ]         [ ]

5. To amend the Company's 1995 Stock Option Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares.


                   FOR            AGAINST             ABSTAIN
                    [ ]              [ ]                 [ ]


6. To ratify the appointment of Earnst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.


                   FOR            AGAINST             ABSTAIN
                    [ ]              [ ]                 [ ]


and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                        Dated:                  , 1998
                                              ------------------


                                        -------------------------------
                                              Signature


                                        -------------------------------
                                              Signature


(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)